Exhibit 4.2 EXECUTION VERSION 21 August 2020 WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (as Issuers) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (as Note Trustee) AMENDED AND RESTATED TRUST DEED related to the £4,000,000,000 Euro Medium Term Note Programme of the Issuers 99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com EU-DOCS\28920910.8

CONTENTS Clause Page 1. INTERPRETATION ............................................................................................................... 3 2. ISSUE OF NOTES AND COVENANT TO PAY .................................................................. 9 3. FORM OF THE NOTES ....................................................................................................... 11 4. STAMP DUTIES AND TAXES ............................................................................................ 13 5. APPLICATION OF MONEYS RECEIVED BY THE NOTE TRUSTEE ....................... 13 6. ENFORCEMENT AND PUT EVENT ................................................................................. 14 7. PROCEEDINGS .................................................................................................................... 15 8. COVENANT TO COMPLY WITH THE TRUST DEED ................................................. 15 9. COVENANTS ......................................................................................................................... 15 10. REMUNERATION AND INDEMNIFICATION OF THE NOTE TRUSTEE ............... 19 11. PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000 ............................................................................................................. 20 12. NOTE TRUSTEE LIABLE FOR NEGLIGENCE ............................................................. 27 13. WAIVER ................................................................................................................................. 27 14. FREEDOM TO ACT ............................................................................................................. 27 15. MODIFICATION AND SUBSTITUTION .......................................................................... 28 16. APPOINTMENT, RETIREMENT AND REMOVAL OF THE NOTE TRUSTEE ............................................................................................................................... 29 17. NOTES HELD IN CLEARING SYSTEMS AND COUPONHOLDERS ......................... 30 18. CURRENCY INDEMNITY .................................................................................................. 31 19. COMMUNICATIONS ........................................................................................................... 31 20. SEVERAL OBLIGATIONS AND NO CROSS-DEFAULT .............................................. 32 21. FURTHER PROVISIONS .................................................................................................... 32 22. GOVERNING LAW AND JURISDICTION ...................................................................... 32 SCHEDULE 1 FORM OF GLOBAL NOTES ................................................................................. 34 PART 1 FORM OF CGN TEMPORARY GLOBAL NOTE ............................................. 34 PART 2 FORM OF CGN PERMANENT GLOBAL NOTE ............................................. 40 PART 3 FORM OF NGN TEMPORARY GLOBAL NOTE ............................................. 49 PART 4 FORM OF NGN PERMANENT GLOBAL NOTE ............................................. 55 PART 5 FORM OF GLOBAL CERTIFICATE ................................................................. 61 SCHEDULE 2 FORM OF DEFINITIVE BEARER NOTE ........................................................... 67 SCHEDULE 3 FORM OF CERTIFICATE ..................................................................................... 70 SCHEDULE 4 TERMS AND CONDITIONS OF THE NOTES .................................................... 74 SCHEDULE 5 FORM OF COUPON .............................................................................................. 122 SCHEDULE 6 FORM OF TALON ................................................................................................. 124 SCHEDULE 7 PROVISIONS FOR MEETINGS OF NOTEHOLDERS.................................... 126 1 EU-DOCS\28920910.8

THIS AMENDED AND RESTATED TRUST DEED IS MADE ON 21 AUGUST 2020 BETWEEN: (1) WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC, WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (each an “Issuer” and together the “Issuers”); and (2) HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the “Note Trustee”, which expression, where the context so admits, includes any other trustee or the trustees for the time being of this Trust Deed). WHEREAS: (A) The Issuers have established a note programme pursuant to which the Issuers propose to issue from time to time euro medium term notes in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”). Notes issued by each Issuer are obligations solely of that Issuer (the “Relevant Issuer”) and are without any recourse whatsoever to any other Issuer. (B) The Issuers have made applications to the United Kingdom Financial Conduct Authority (the “FCA”) for Notes issued under the Programme to be to be admitted to listing on the Official List of the FCA and to trading on the Regulated Market of the London Stock Exchange plc. The Regulated Market of the London Stock Exchange plc is a regulated market for the purposes of Directive 2014/65/EU on markets in financial instruments, as amended or superseded (“MIFID II”). The Notes may be admitted to trading on other regulated markets (as defined in MIFID II). Notes may also be issued on the basis that they will not be admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system or that they will be admitted to listing, trading and/or quotation on such unregulated markets as may be agreed with the Relevant Issuer (“Exempt Notes”). (C) In connection with the Programme, the Issuers have prepared a prospectus dated 21 August 2020. The Prospectus has been approved by the FCA as competent authority under Regulation (EU) 2017/1129, as amended or superseded (the “Prospectus Regulation”). The FCA has neither approved nor reviewed the information contained in the Prospectus in connection with the Exempt Notes. (D) Notice of the aggregate nominal amount of the Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche (as defined below) of the Notes will (other than in the case of Exempt Notes) be set out in a separate document containing the final terms for that Tranche (the “Final Terms”). In the case of Exempt Notes, notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche will be set out in a pricing supplement document (the “Pricing Supplement”). (E) In connection with the Programme, Western Power Distribution (South Wales) plc, Western Power Distribution (South West) plc, Western Power Distribution (East Midlands) plc and Western Power Distribution (West Midlands) plc and the Note Trustee entered into an amended and restated trust deed dated 12 August 2019 (the “Original Trust Deed”). The Issuers and the Note Trustee wish to amend and restate the Original Trust Deed. (F) The Original Trust Deed shall be amended and restated on the terms of this Trust Deed. Except as provided below, any Notes issued on or after the date of this Trust Deed shall be issued pursuant to this Trust Deed. This does not affect any Notes issued prior to the date of this Trust 2 EU-DOCS\28920910.8

Deed or any Notes issued on or after the date of this Trust Deed so as to be consolidated and form a single Series issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Original Trust Deed shall continue in full force and effect. The Original Trust Deed as amended by this Amended and Restated Trust Deed is referred to herein as the “Trust Deed”. (G) The Note Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions. THIS DEED WITNESSES AND IT IS DECLARED as follows: 1. INTERPRETATION 1.1 Definitions In this Trust Deed: “Agency Agreement” means the amended and restated agency agreement relating to the Programme dated 21 August 2020 between the Issuers, the Note Trustee, the Issuing and Paying Agent and the other agents mentioned in it. “Agents” means the Issuing and Paying Agent, the Paying Agents, the Calculation Agent, the Registrar, the Transfer Agents or any of them. “Applicable Law” means any law or regulation including, but not limited to (a) any statute or regulation, (b) any rule or practice of any authority by which the Relevant Issuer is bound or with which it is accustomed to comply, (c) any agreement between any authorities and (d) any customary agreement between any authority and any party. “Bearer Note” means a Note that is in bearer form, and includes any replacement Bearer Note issued pursuant to the Conditions and any temporary Global Note or permanent Global Note. “Calculation Agent” means, in relation to the Notes of any Series, the person named as such in the Conditions or any Successor Calculation Agent. “Certificate” means a registered certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Registered Notes of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule3. “CGN” means a temporary Global Note in the form set out in Part1 of Schedule 1 (Form of CGN Temporary Global Note) or a permanent Global Note in the form set out in Part2 of Schedule 1 (Form of CGN Permanent Global Note). “Clearstream, Luxembourg” means Clearstream Banking S.A. “Common Safekeeper” means, in relation to a Series where the relevant Global Note is a NGN or the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Notes. “Conditions” means in respect of the Notes of each Series, the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 4 (Terms and Conditions of the Notes) or in such other form as may be agreed between the Relevant Issuer, the Issuing and Paying Agent, the Note Trustee and the Relevant Dealer as modified, with respect to any Notes represented by a Global Certificate or a Global Note, by the provisions of such Global Certificate or Global Note, and shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Notes of that Series and 3 EU-DOCS\28920910.8 shall be endorsed on the Definitive Notes and any reference to a particularly numbered Condition shall be construed accordingly. “Contractual Currency” means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 11 (Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000), pounds sterling or such other currency as may be agreed between the Relevant Issuer and the Note Trustee from time to time. “Coupons” means the bearer coupons relating to interest bearing Bearer Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions. “Dealer Agreement” means the amended and restated Dealer Agreement relating to the Programme dated 21 August 2020 between the Issuers, NatWest Markets Plc and the other dealers and arrangers named in it. “Definitive Note” means a Bearer Note in definitive form having, where appropriate, Coupons and/or a Talon attached on issue and, unless the context requires otherwise, means a Certificate (other than a Global Certificate) and includes any replacement Note or Certificate issued pursuant to the Conditions. “Euroclear” means Euroclear Bank SA/NV. “Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms. “Event of Default” means an event described in Condition 12 (Events of Default) of the Conditions that, if so required by that Condition, has been certified by the Note Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders. “Extraordinary Resolution” has the meaning set out in Schedule 7 (Provisions for Meetings of Noteholders). “Final Terms” means, in relation to a Tranche, the Final Terms issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule C (Form of Final Terms) to the Dealer Agreement. “FSMA” means the Financial Services and Markets Act 2000, as amended. “Global Certificate” means a Certificate substantially in the form set out in Part5 of Schedule 1 (Form of Global Certificate) representing Registered Notes of one or more Tranches of the same Series. “Global Note” means a temporary Global Note and/or, as the context may require, a permanent Global Note, a CGN and/or a NGN, as the context may require. “holder” in relation to a Note, Coupon or Talon, and “Couponholder” and “Noteholder” have the meanings given to them in the Conditions. “Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office. “Liabilities” means in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings, or other liabilities whatsoever including legal fees and Taxes and penalties incurred by that person (but, for the avoidance of doubt, in each case, excluding tax on net income, profits or gains), together with any irrecoverable VAT charged or chargeable in respect of any sums referred to in this definition. 4 EU-DOCS\28920910.8

“Market” means the regulated market of the London Stock Exchange. “Moody’s” means Moody’s Investors Service Limited or any of its subsidiaries and their successors. “NGN” or “New Global Note” means a temporary Global Note in the form set out in Part3 of Schedule 1 (Form of NGN Temporary Global Note) or a permanent Global Note in the form set out in Part4 of Schedule 1 (Form of NGN Permanent Global Note). “NSS” means the new safekeeping structure which applies to Registered Notes held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations. “Non-eligible NGN” means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms. “Notes” means the euro medium term notes to be issued by the Issuers pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and, in respect of an Issuer shall only refer to the Notes issued by it. “outstanding” means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with this Trust Deed, (b) those that have been redeemed in accordance with the Conditions, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Note Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Notes and Covenant to pay) and in the manner provided in the Agency Agreement and remain available for payment against presentation and surrender of Notes, Certificates and/or Coupons, as the case may be in accordance with the Conditions, (d) those that have become void or in respect of which claims have become prescribed, (e) those that have been purchased and cancelled as provided in the Conditions (including those Retained Notes which the Relevant Issuer has elected or is required to surrender for cancellation pursuant to Condition 6(k) (Cancellation)) and notice of the cancellation of which has been given to the Note Trustee, (f) those mutilated or defaced Bearer Notes that have been surrendered or cancelled in exchange for replacement Bearer Notes, (g) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (h) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Conditions 12 (Events of Default) and 13 (Meetings of Noteholders, Modification, Waiver and Substitution) and Schedule 7 (Provisions for Meetings of Noteholders), (3) the exercise of any discretion, power or authority that the Note Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Note Trustee as to whether an Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the Relevant Issuer and not cancelled (including, for the avoidance of doubt, any Retained Notes for so long as they are held by or on behalf of the Relevant Issuer) shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Note Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN. 5 EU-DOCS\28920910.8

“Offering Circular” means the offering circular relating to the Notes (which term shall include those documents incorporated by reference into it in accordance with its terms and save as provided therein) as from time to time amended, supplemented or replaced and, in relation to each Tranche, the applicable Pricing Supplement. “Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices. “permanent Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Part 2 (Form of CGN Temporary Global Note) or Part 4 (Form of CGN Temporary Global Note) of Schedule 1, as the case may be. “Pricing Supplement” means, in relation to any Tranche of Exempt Notes, the pricing supplement issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule D (Form of Pricing Supplement) to the Dealer Agreement. “Procedures Memorandum” means administrative procedures and guidelines relating to the settlement of issues of Notes as shall be agreed upon from time to time by the Issuers, the Note Trustee, the Permanent Dealers (as defined in the Dealer Agreement) and the Issuing and Paying Agent and which, at the date of this Trust Deed, are set out in Schedule 1 (Procedures Memorandum) to the Dealer Agreement. “Programme Limit” means the maximum aggregate nominal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement. “Put Event” has the meaning given to it in Condition 6 (Redemption, Purchase and Options). “Put Option” has the meaning given to it in Condition 6 (Redemption, Purchase and Options). “Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions. “Register” means the register maintained by the Registrar at its specified office. “Registered Note” means a Note in registered form. “Registrar” means the person named as such in the Conditions or any Successor Registrar in each case at its specified office. “Retained Notes” has the meaning given to it in Condition 8 (Definitions). “S&P” means S&P Global Ratings Europe Limited or any of its subsidiaries and their successors. “Series” means a series of Notes comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number. “specified office” means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Note Trustee and notified to Noteholders pursuant to Clause 9(n) (Change in Agents). 6 EU-DOCS\28920910.8

“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuers as such Agent with the written approval of, and on terms approved in writing by, the Note Trustee and notice of whose appointment is given to Noteholders pursuant to Clause9(n) (Change in Agents). “Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions. “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System or any successor thereto. “Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same, but excluding taxes on net income, profits or gains) imposed or levied by or on behalf of any Tax Authority in the jurisdiction of the Relevant Issuer and Taxes shall be construed accordingly. “Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function (including, without limitation, Her Majesty’s Revenue and Customs). “temporary Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Part 1 of Schedule 1 (Form of CGN Temporary Global Note) or Part 3 of Schedule 1 (Form of NGN Temporary Global Note), as the case may be. “Tranche” means, in relation to a Series, those Notes of that Series that are issued on the same date at the same issue price and in respect of which the first payment of interest is identical. “Transfer Agents” means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices. “trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees. “VAT” means value added tax provided for in the VAT Legislation and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere. “VAT Legislation” means the Value Added Tax Act 1994. 1.2 Construction of Certain References References to: (a) the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Notes; (b) costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof; and (c) an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto. 7 EU-DOCS\28920910.8

1.3 Headings Headings shall be ignored in construing this Trust Deed. 1.4 Offering Circular and Pricing Supplement 1.5 In this Trust Deed, all references to “Final Terms” shall be deemed to include references to “Pricing Supplement”, and all references to “Prospectus” in this Agreement shall be deemed to include references to the “Offering Circular”, unless the context requires otherwise. 1.6 Legislation Any reference in this Trust Deed to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted. 1.7 Contracts References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them. 1.8 Schedules The Schedules are part of this Trust Deed and have effect accordingly. 1.9 Alternative Clearing System References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuers, the Note Trustee and the Issuing and Paying Agent. In the case of NGNs or Global Certificates held under the NSS, such alternative clearing system must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra- day credit operations. 1.10 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. 1.11 Final Terms In the event of any inconsistency between the Trust Deed and the Final Terms, the Final Terms shall prevail. 1.12 Regulated markets Any reference in this Trust Deed to a regulated market shall be construed as a reference to a regulated market within the meaning given in MIFID II. 1.13 Amendment and Restatement The Original Trust Deed shall be amended and restated on the terms of this Trust Deed. Except as provided below, any Notes issued on or after the date of this Trust Deed shall be issued pursuant to this Trust Deed. This does not affect any Notes issued prior to the date of this Trust 8 EU-DOCS\28920910.8

Deed or any Notes issued on or after the date of this Trust Deed so as to be consolidated and form a single series with Notes issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Original Trust Deed shall continue in full force and effect. 2. ISSUE OF NOTES AND COVENANT TO PAY 2.1 Issue of Notes Each Issuer may from time to time issue Notes in Tranches of one or more Series on a continuous basis with no minimum issue size in an aggregate nominal amount of up to the Programme Limit in accordance with the Dealer Agreement. Before issuing any Tranche, the Relevant Issuer shall give written notice or procure that it is given to the Note Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by the Relevant Issuer of any Notes expressed to be constituted by this Trust Deed, such Notes shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit. 2.2 Separate Series The Notes of each Series shall form a separate series of Notes and accordingly, unless the Note Trustee in its absolute discretion shall otherwise determine, the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Noteholders”, “Certificates”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Notes or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Subclause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other. Each Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further Notes (whether in bearer or registered form) having terms and conditions the same as the Notes of any Tranche (or the same in all respects save for the Issue Date, Interest Commencement Date (as defined in the Conditions) and Issue Price (as defined in the Conditions)) and so that the same shall be consolidated and form a single Series with the outstanding Notes of a particular Tranche. 2.3 Covenant to Pay Each Relevant Issuer covenants with the Note Trustee that it, in relation to itself only, shall on any date when any Notes become due to be redeemed, in whole or in part, or any principal of the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay to or to the order of the Note Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Notes becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions and except in the case of Zero Coupon Notes) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Note Trustee interest in respect of the nominal amount of the Notes outstanding as set out in the Conditions (subject to Subclause 2.6 (Rate of interest After a Default)) provided that (1) subject to the provisions of Clause 2.5 (Payment after a Default) payment of any sum due in respect of the Notes or any of them made to the Issuing and Paying Agent, or as the case may be, the Registrar as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders (as the case may be) under the Conditions, (2) a payment made after the due date or as a result of the Note becoming repayable following an Event of Default shall be deemed to have been made 9 EU-DOCS\28920910.8 when the full amount due has been received by the Issuing and Paying Agent or the Note Trustee and notice to that effect has been given to the Noteholders (if required under Clause 9(l) (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders (as the case may be) under the Conditions; and (3) in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or (if so provided for in the Conditions) interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note or (if so provided for in the Conditions) the relevant Note Certificate such payment is in fact made. This covenant shall only have effect each time Notes are issued and outstanding, when the Note Trustee shall hold the benefit of this covenant and the covenant in Clause 8 (Covenant to comply with the Trust Deed) on trust for the Noteholders and Couponholders of the relevant Series. 2.4 Discharge Subject to Subclause 2.5 (Payment after a Default), any payment to be made in respect of the Notes or the Coupons by the Relevant Issuer or the Note Trustee may be made as provided in the Conditions and any payment so made shall (subject to Subclause 2.5 (Payment after a Default)) to that extent be a good discharge to the Relevant Issuer or the Note Trustee, as the case may be (including, in the case of Notes represented by a NGN whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions. 2.5 Payment after a Default At any time after an Event of Default has occurred in relation to a particular Series the Note Trustee may: (a) by notice in writing to the Relevant Issuer, the Paying Agents and the other Agents, require the Paying Agents and the other Agents, or any of them until notified by the Note Trustee to the contrary, so far as permitted by Applicable Law: (i) to act thereafter until otherwise instructed by the Note Trustee as Agents of the Note Trustee under this Trust Deed and the Notes of such Series on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Note Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents and the Transfer Agents shall be limited to the amounts for the time being held by the Note Trustee in respect of such Series on the terms of this Trust Deed and available for that purpose) and thereafter to hold all Notes, Certificates, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of Notes, Certificates, Coupons and Talons of such Series on behalf of or to the order of the Note Trustee; and/or (ii) to deliver all Notes, Certificates, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of the Notes, Certificates, Coupons and Talons of such Series to the Note Trustee or as the Note Trustee directs in such notice provided that, such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and 10 EU-DOCS\28920910.8

(b) by notice in writing to the Relevant Issuer require the Relevant Issuer to make all subsequent payments in respect of the Notes, Coupons and Talons of such Series to or to the order of the Note Trustee and not to the Issuing and Paying Agent with effect from the issue of any such notice to the Relevant Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.3 (Covenant to Pay) above shall cease to have effect. 2.6 Rate of interest After a Default If the Notes bear interest at a floating or other variable rate and they become immediately due and repayable under the Conditions, the rate and/or amount of interest payable in respect of them shall continue to be calculated by the Calculation Agent at such interest as if they had not become due and repayable in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Note Trustee otherwise requires. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Notes become so due and repayable. 3. FORM OF THE NOTES 3.1 Global Notes (a) The Notes of each Tranche will initially be represented by a single temporary Global Note or a single permanent Global Note, as indicated in the applicable Final Terms. Each temporary Global Note shall be exchangeable, upon request as described therein, for either Definitive Notes together with, where applicable, Coupons (except in the case of Zero Coupon Notes) and, where applicable, Talons attached, or a permanent Global Note in each case in accordance with the provisions of such temporary Global Note. Each permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Coupons (except in the case of Zero Coupon Notes) and, where applicable, Talons attached, in accordance with the provisions of such permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or Common Safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the Relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement. (b) Each temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 1 (Form of CGN Temporary Global Note) or Part 3 of Schedule 1 (Form of NGN Temporary Global Note), as the case may be and may be a facsimile. Each temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually, electronically or in facsimile by a person duly authorised by the Relevant Issuer on behalf of the Relevant Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Relevant Issuer has notified the Issuing and Paying Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Issuing and Paying Agent. Each temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Relevant Issuer and title thereto shall pass by delivery. (c) Each permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 1 (Form of CGN Temporary Global Note) or Part 4 of Schedule 1 (Form of NGN Permanent Global Note), as the case may be and may be a facsimile. Each permanent Global Note shall have annexed thereto a copy of the 11 EU-DOCS\28920910.8 applicable Final Terms and shall be signed manually, electronically or in facsimile by a person duly authorised by the Relevant Issuer on behalf of the Relevant Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Relevant Issuer has notified the Issuing and Paying Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Issuing and Paying Agent. Each permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Relevant Issuer and title thereto shall pass by delivery. 3.2 Global Certificates (a) The Registered Notes of each Tranche will initially be represented by a Global Certificate. Global Certificates shall be deposited with a common depositary for, and registered in the name of a nominee of such common depositary for, Euroclear and Clearstream, Luxembourg. (b) Each Global Certificate, and each interest represented by a Global Certificate, shall be exchangeable and transferable only in accordance with the provisions of such Global Certificate, the Dealer Agreement, the Agency Agreement and the rules and operating procedures for the time being of Euroclear and Clearstream, Luxembourg (as the case may be). (c) Each Global Certificate shall be printed or typed in the form or substantially in the form set out in Part 5 of Schedule 1 (Form of Global Certificate) and may be a facsimile. Each Global Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually, electronically or in facsimile by a person duly authorised by the Relevant Issuer on behalf of the Relevant Issuer and shall be authenticated manually or electronically by or on behalf of the Registrar. The Registrar shall also instruct the Common Safekeeper to effectuate the same. Each Global Certificate so executed, authenticated and effectuated shall be a binding and valid obligation of the Relevant Issuer. 3.3 The Definitive Notes The Definitive Notes, Coupons and Talons shall be security printed and the Certificates shall be printed, in each case in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2 (Form of Definitive Bearer Note). The Notes and Certificates (other than Global Certificates) shall be endorsed with the Conditions. 3.4 Signature The Notes, Certificates, Coupons and Talons shall be signed manually, electronically or in facsimile by a duly authorised signatory of the Relevant Issuer, the Notes shall be authenticated by or on behalf of the Issuing and Paying Agent and the Certificates shall be authenticated by or on behalf of the Registrar. The Relevant Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised signatory even if at the time of issue of any Notes, Certificates, Coupons or Talons he is no longer so authorised. In the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, the Issuing and Paying Agent or the Registrar shall also instruct the Common Safekeeper to effectuate the same. Notes, Certificates, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be or, in the case of Certificates, represent binding and valid obligations of the Relevant Issuer. 12 EU-DOCS\28920910.8

3.5 Entitlement to treat holder as owner The Relevant Issuer, the Note Trustee and any Agent may deem and treat the holder of any Bearer Note or Certificate as the absolute owner of such Bearer Note or Certificate, free of any equity, set-off or counterclaim on the part of the Relevant Issuer against the original or any intermediate holder of such Bearer Note or Certificate (whether or not such Bearer Note or the Registered Note represented by such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bearer Note or Certificate) for all purposes and, except as ordered by a court of competent jurisdiction or as required by Applicable Law, the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes. 4. STAMP DUTIES AND TAXES 4.1 Stamp Duties Each Relevant Issuer (in respect of itself only) shall pay any stamp, issue, regulatory, documentary or other similar taxes and duties, including interest and penalties, payable in the United Kingdom and the country of each Contractual Currency in respect of the creation, issue and offering of the Notes, Certificates, Coupons and Talons and the execution or delivery of this Trust Deed. Each Relevant Issuer (on a several (and not joint) basis) shall also pay to the Note Trustee, the Noteholders or the Couponholders (as applicable), an amount equal to any stamp, issue, documentary or other similar taxes paid by them in any jurisdiction in connection with any action taken by or on behalf of the Note Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the Relevant Issuer’s obligations under this Trust Deed or the Notes, Certificates, Coupons or Talons. 4.2 Change of Taxing Jurisdiction If an Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Relevant Issuer shall (unless the Note Trustee otherwise agrees) give the Note Trustee an undertaking satisfactory to the Note Trustee in terms corresponding to the terms of Condition 10 (Taxation) with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Relevant Issuer has become so subject. In such event this Trust Deed and the Notes, Certificates, Coupons and Talons shall be read accordingly. 5. APPLICATION OF MONEYS RECEIVED BY THE NOTE TRUSTEE 5.1 Declaration of Trust All moneys received by the Note Trustee in respect of the Notes or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the Relevant Issuer, be held by the Note Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)): (a) first, in payment of all costs, charges, expenses and Liabilities incurred by the Note Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed; (b) secondly, in payment of any amounts owing in respect of the Notes or Coupons pari passu and rateably (and where interest and principal is due and payable in respect of 13 EU-DOCS\28920910.8 the Notes it shall be applied pari passu between each Series unless in respect of a specific Series only); and (c) thirdly, in payment of any balance to the Relevant Issuer for itself. If the Note Trustee holds any moneys in respect of Notes or Coupons that have become void or in respect of which claims have become prescribed, the Note Trustee shall hold them on these trusts. 5.2 Accumulation The Note Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Subclause 5.1 (Declaration of Trust). For the avoidance of doubt, the Note Trustee shall in no circumstances have any discretion to invest any moneys referred to in this Subclause 5.2 (Accumulation) in any investments or other assets. 5.3 Investment Moneys held by the Note Trustee may at its election be placed on deposit into an account bearing a market rate interest (and, for the avoidance of doubt, the Note Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Note Trustee may, in its absolute discretion, think fit. If that bank or institution is the Note Trustee or a subsidiary, holding or associated company of the Note Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. 6. ENFORCEMENT AND PUT EVENT 6.1 Proceedings brought by the Note Trustee At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraph (ii) of Condition 12 (Event of Default), where the Note Trustee has certified (where applicable) (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Note Trustee may at its discretion and without further notice take such proceedings as it may think fit against the Relevant Issuer to enforce the terms of the Trust Deed, the Notes and the Coupons. 6.2 Proof of default Should the Note Trustee take legal proceedings against the Relevant Issuer to enforce any of the provisions of this Trust Deed: (a) proof therein that as regards any specified Note the Relevant Issuer has made default in paying any principal, premium or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Notes which are then due and repayable; and (b) proof therein that as regards any specified Coupon the Relevant Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be 14 EU-DOCS\28920910.8 proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Coupons which are then due and payable. 6.3 Put Event At any time upon the Note Trustee becoming aware that a Put Event has occurred, the Note Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice to the Noteholders in accordance with Condition 18 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option. 7. PROCEEDINGS 7.1 Action taken by Note Trustee The Note Trustee shall not be bound to take any such proceedings as are mentioned in Clause 6.1 (Proceedings brought by the Note Trustee) unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one- quarter in nominal amount of the Notes of the relevant Series then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages and expenses which it may incur by so doing. 7.2 Note Trustee only to enforce Only the Note Trustee may enforce the provisions of this Trust Deed. No holder shall be entitled to proceed directly against the Relevant Issuer to enforce the performance of any of the provisions of this Trust Deed unless the Note Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure shall be continuing. 8. COVENANT TO COMPLY WITH THE TRUST DEED 8.1 Covenant to comply with the Trust Deed The Relevant Issuer covenants with the Note Trustee to comply with those provisions of this Trust Deed, the Conditions and the other Programme documents which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Relevant Issuer, the Noteholders, the Couponholders and all persons claiming through or under them respectively. 8.2 Note Trustee may enforce Conditions The Note Trustee shall itself be entitled to enforce the obligations of the Relevant Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. 9. COVENANTS So long as any Note is outstanding, each Relevant Issuer severally (and not jointly) covenants with the Note Trustee that it shall: (a) Books of Account: at all times keep such books of account as may be necessary to comply with all Applicable Law and so as to enable the financial statements of the Relevant Issuer to be prepared and allow the Note Trustee and anyone appointed by it, access to its books of account at all reasonable times during normal business hours and to discuss the same with responsible officers of the Relevant Issuer; 15 EU-DOCS\28920910.8

(b) Notice of Events of Default: notify the Note Trustee in writing immediately on becoming aware of the occurrence of any Event of Default and without waiting for the Note Trustee to take any further action; (c) Information: So long as any of the Notes remains outstanding, the Relevant Issuer covenants with the Note Trustee that it shall give or procure to be given to the Note Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Relevant Issuer of all such certificates called for by the Note Trustee pursuant to Clause 11.4 (Certificate Signed by directors)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or any other Programme document or by operation of law; (d) Requests by the Trustee: So long as any of the Notes remains outstanding, the Relevant Issuer covenants with the Note Trustee that it shall, within ten Business Days (as defined in the Conditions) of a written request by the Note Trustee, supply to the Note Trustee such forms, documents and other information relating to it, its operations or the Notes which the Note Trustee may reasonably request for the purposes of the Note Trustee’s compliance with Applicable Law, and shall notify the Note Trustee reasonably promptly in the event that it becomes aware that any of such information is (or becomes) inaccurate in any material respect; provided, however, the Relevant Issuer shall not be required to provide any such forms, documents or other information pursuant to this Clause to the extent that (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Relevant Issuer and cannot be obtained by the Relevant Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Relevant Issuer constitute a breach of any Applicable Law, fiduciary duty or duty of confidentiality; (e) Accounts in relation to Principal Subsidiaries: ensure that such accounts are prepared as may be necessary to determine which subsidiaries are its Principal Subsidiaries and procure that two directors of the Relevant Issuer prepare and deliver to the Note Trustee at the time of issue of every audited consolidated balance sheet of it and at any other time upon the request of the Note Trustee a certificate or report specifying the Principal Subsidiaries at the date of such balance sheet or request; (f) Certificate relating to Principal Subsidiaries: give to the Note Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Principal Subsidiary, a certificate by two directors of the Relevant Issuer to such effect; (g) Financial Statements etc: send to the Note Trustee and the Issuing and Paying Agent at the time of their issue, and, in the case of annual financial statements in any event within 180 days of the end of each financial year, electronic copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to its members or creditors (or any class of them) or any holding company thereof generally in their capacity as such and procure that the same are made available for inspection by Noteholders and Couponholders at the specified offices of the Paying Agents as soon as practicable thereafter; (h) Certificate of Directors: send to the Note Trustee promptly following (i) publication of its annual audited financial statements being made available to its members, and in any event not later than 180 days after the end of its financial year and (ii) any request 16 EU-DOCS\28920910.8 by the Note Trustee, a certificate signed by any two of its directors certifying that, having made all reasonable enquiries, to the best of the knowledge, information and belief as at a date not more than five days before the date of the certificate (the “Certification Date”) the Relevant Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certification Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Restructuring Event or (if such is not the case) specifying the same; (i) Certificate of Notes Held: send to the Note Trustee as soon as practicable after being so requested by the Note Trustee a certificate of the Relevant Issuer signed by any two of its directors setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of that Relevant Issuer or any Subsidiary; (j) Notices to Noteholders: send to the Note Trustee not less than five Business Days prior to the date of publication, for the Note Trustee’s approval the form of each notice to be given to Noteholders in accordance with the Conditions and not publish such notice without such approval and, once given, two copies of each such notice (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA); (k) Further Acts: so far as permitted by Applicable Law, do such further things and execute all such further documents as may be necessary in the opinion of the Note Trustee to give effect to this Trust Deed; (l) Notice of Late Payment: forthwith give notice to the Noteholders of any unconditional payment to the Issuing and Paying Agent or the Note Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment; (m) Listing and Trading: if the Notes are so listed and traded, use reasonable endeavours to maintain the listing and trading of the Notes on the Market but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing or trading is agreed by the Note Trustee to be unduly onerous and the Note Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange and the admission to trading of the Notes on another market (such market being a market which is a regulated market for the purposes of MIFID II), in each case approved in writing by the Note Trustee; (n) Change in Agents: give at least 14 days’ prior notice to the Noteholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Note Trustee’s written approval; (o) Provision of Legal Opinions: procure the delivery of legal opinions addressed to the Note Trustee dated the date of such delivery, in form and content acceptable to the Note Trustee: (i) from Latham & Watkins LLP as to the laws of England on the date of any update of the Programme and on the date of any amendment to this Trust Deed; (ii) from legal advisers reasonably acceptable to the Note Trustee as to such law as may reasonably be requested by the Note Trustee on the date of any update of the Programme and on the issue date for the Notes in the event of a proposed 17 EU-DOCS\28920910.8 issue of Notes of such a nature and having such features as might lead the Note Trustee to conclude (acting reasonably (and only in circumstances where, in the reasonable opinion of the Note Trustee, a legal opinion has not previously been issued in respect of Notes having such features and/or a relevant material change in law has occurred)) that it would be prudent, having regard to such nature and features, to obtain such legal opinion(s) or in the event that the Note Trustee considers it prudent (acting reasonably) in view of a change (or proposed change) in (or in the interpretation or application of) any Applicable Law, regulation or circumstance affecting it, the Note Trustee, the Notes, the Certificates, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and (iii) on each occasion on which a legal opinion is given to any Dealer in relation to any Notes pursuant to the Dealer Agreement from the legal adviser giving such opinion; (p) Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Note Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly; (q) Tax or optional redemption: if the Relevant Issuer gives notice to the Note Trustee that it intends to redeem the Notes pursuant to Conditions 6(c) (Redemption for Taxation Reasons), 6(d) (Redemption for Indexation Reasons) and 6(e) (Redemption at the Option of the Relevant Issuer) the Relevant Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Note Trustee as the Note Trustee reasonably requires in order to satisfy itself of the matters referred to in such Condition; (r) Change of taxing jurisdiction: if the Relevant Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to Relevant Issuer’s taxing jurisdiction, immediately upon becoming aware thereof notify the Note Trustee of such event and (unless the Note Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Note Trustee an undertaking or covenant in form and manner satisfactory to the Note Trustee in terms corresponding to the terms of Condition 10 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to Relevant Issuer’s taxing jurisdiction of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Relevant Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 10 (Taxation) so that such Condition shall make reference to that other or additional territory; (s) Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Note Trustee (with a copy to the Issuing and Paying Agent) a list of the Authorised Signatories of the Relevant Issuer, together with certified specimen signatures of the same; (t) Payments: pay moneys payable by it to the Note Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Note Trustee of the amount which would otherwise have been payable by it to the Note Trustee hereunder (save that, for the avoidance of doubt, this shall not apply to any payments of interest or principal in respect of the 18 EU-DOCS\28920910.8

Notes or the Coupons, any additional amounts to be paid in respect of such sums to be instead determined in accordance with Condition 10 (Taxation)); (u) Obligations of Agents: enforce its rights as against the Agents and the Registrar under the Agency Agreement and notify the Note Trustee immediately upon it becoming aware of any material breach or failure by an Agent in relation to the Notes or Coupons; (v) Notice of Put Event: notify the Note Trustee in writing immediately on becoming aware of the occurrence of any Put Event; (w) Cancellation of Notes: procure the delivery of a certificate of cancellation to the Note Trustee detailing all Notes redeemed, converted or purchased by the Relevant Issuer (and in the case of Retained Notes, any Retained Notes elected or required to be cancelled in accordance with Condition 6(k) (Cancellation)) upon which the Note Trustee can rely as conclusive evidence of repayment or discharge of the relevant Notes; and (x) Retained Notes: waive, or procure the waiver of, its rights to receive payments in respect of any Retained Notes for so long as such Retained Notes are held by it or on its behalf. 10. REMUNERATION AND INDEMNIFICATION OF THE NOTE TRUSTEE 10.1 Normal Remuneration So long as any Note is outstanding each Relevant Issuer shall pay the Note Trustee as remuneration for its services as Note Trustee such sum on such dates in each case as the Note Trustee and the Relevant Issuer may agree in writing. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made. 10.2 Extra Remuneration If an Event of Default (or an event has occurred which has led the Note Trustee, acting reasonably, to take steps to determine whether an Event of Default has occurred) shall have occurred in relation to a Relevant Issuer, such Relevant Issuer hereby agrees that the Note Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Note Trustee finds it expedient or necessary or is requested by such Relevant Issuer to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Note Trustee’s normal duties under this Trust Deed, such Relevant Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Note Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Subclause (or as to such sums referred to in Subclause 10.1 (Normal Remuneration)), as determined by a financial institution or person (acting as an expert) selected by the Note Trustee and approved by that Relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee shall be borne by such Relevant Issuer. The determination of such financial institution or person shall be conclusive and binding on the Relevant Issuer, the Note Trustee, the Noteholders and the Couponholders. 10.3 Expenses 19 EU-DOCS\28920910.8

Each Relevant Issuer shall (on a several (and not joint) basis only) pay or discharge all costs, charges, Liabilities and expenses properly incurred by the Note Trustee and (if applicable) any receiver in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed and the other Programme documents including, but not limited to, legal and travelling expenses and any stamp, issue, registration, documentary or other taxes or duties paid by the Note Trustee in connection with any action taken or contemplated by or on behalf of the Note Trustee for enforcing or resolving any doubt concerning this Trust Deed, the Notes, the Coupons, the Talons or any other Programme document. Such costs, charges, Liabilities and expenses shall: (a) in the case of payments made by the Note Trustee before such demand, carry interest from the date of the demand at the rate of 2 per cent. per annum over the base rate of the Bank of England on the date on which the Note Trustee made such payments and (b) in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date. 10.4 Value Added Tax The Relevant Issuer shall in addition pay to the Note Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration (including extra remuneration and expenses) under this Trust Deed. 10.5 Indemnity Without prejudice to the right of indemnity given by law to trustees, the Relevant Issuer will indemnify the Note Trustee and every receiver, attorney, manager, agent or other person appointed by the Note Trustee hereunder and keep it or him indemnified against all liabilities and expenses (including any VAT payable) to which it or he may become subject or which may be incurred by it or him in the negotiation and preparation of this Trust Deed and the other Programme documents and the execution or purported execution or exercise of any of its or his trusts, duties, rights, powers, authorities and discretions under this Trust Deed or any other Programme document or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or any other Programme document or any such appointment (including, without limitation, liabilities incurred in disputing or defending any of the foregoing). 10.6 Continuing Effect Unless otherwise specifically stated in any discharge of this Trust Deed, the provisions of this Clause 10 shall continue in full force and effect notwithstanding such discharge and whether or not the Note Trustee is then the trustee of this Trust Deed. 11. PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000 11.1 Advice The Note Trustee may act on the advice, opinion or report of or any information obtained from any lawyer, valuer, accountant (including the auditors), surveyor, banker, broker, auctioneer, or other expert (whether obtained by the Relevant Issuer, the Note Trustee or otherwise, whether or not addressed to the Note Trustee, and whether or not the advice, opinion, report or information, or any engagement letter or other related document, contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information). The Note Trustee will not be responsible to anyone for any liability occasioned by so acting. 20 EU-DOCS\28920910.8

Any such advice, opinion or information may be sent or obtained by letter, telex, fax or electronic communication and the Note Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by such means even if it contains an error or is not authentic. 11.2 Note Trustee to Assume Performance The Note Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if a Restructuring Event or an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Relevant Issuer is performing all its obligations under this Trust Deed, the Notes, the Coupons and the Talons. 11.3 Resolutions of Noteholders The Note Trustee shall not be responsible for having acted on a resolution purporting to be a Written Resolution or to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or a direction of a specified percentage of Noteholders even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that the resolution was not valid or binding on the Noteholders or Couponholders. 11.4 Certificate Signed by directors If the Note Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the Relevant Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Note Trustee need not call for further evidence and shall not be responsible for any Liability occasioned by acting on such a certificate. 11.5 Certificate of Auditors A certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Relevant Issuer, the Note Trustee, the Noteholders and the Couponholders; 11.6 Delivery of Certificate The Note Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Relevant Issuer, any Noteholder, or any other person as a result of the delivery by the Note Trustee to the Relevant Issuer of a certificate as to material prejudice pursuant to Condition 12 (Events of Default) on the basis of an opinion formed by it in good faith. 11.7 Deposit of Documents The Note Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Note Trustee is not obliged to appoint a custodian of securities payable to bearer. 21 EU-DOCS\28920910.8

11.8 Discretion The Note Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non- exercise. 11.9 Note Trustee’s consent Any consent given by the Note Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Note Trustee may require. 11.10 Agents Whenever it considers it expedient in the interests of the Noteholders, the Note Trustee (using due skill, care and attention) may, in the conduct of its trust business, instead of acting personally, employ on any terms and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Note Trustee (including the receipt and payment of money) and the Note Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the procedures or work of any such person. 11.11 Delegation Whenever it considers it expedient in the interests of the Noteholders, the Note Trustee (using due skill, care and attention) may delegate to any person on any terms (including power to sub- delegate) all or any of its functions and the Note Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the procedures or work of any such person. 11.12 Nominees In relation to any asset held by it under this Trust Deed, the Note Trustee (using due skill, care and attention) may appoint any person to act as its nominee on any terms and the Note Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the procedures or work of any such person. 11.13 Forged Notes The Note Trustee shall not be liable to any of the Issuers or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Certificate, Coupon or Talon purporting to be such and later found to be forged or not authentic. 11.14 Confidentiality Unless ordered to do so by a court of competent jurisdiction, the Note Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial or other information made available to the Note Trustee by the Relevant Issuer. 11.15 Determinations Conclusive As between itself and the Noteholders and Couponholders, the Note Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or 22 EU-DOCS\28920910.8 proceedings of the Note Trustee, shall be conclusive and shall bind the Note Trustee, the Noteholders and the Couponholders. 11.16 Currency Conversion Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Note Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Relevant Issuer, the Noteholders and the Couponholders. 11.17 Events of Default etc. The Note Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such Event of Default has happened and that the Relevant Issuer is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable. Without prejudice to the foregoing, the Note Trustee may determine whether or not an Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination shall be conclusive and binding on the Relevant Issuer, the Noteholders and the Couponholders. 11.18 Payment for and Delivery of Notes The Note Trustee shall not be responsible for the receipt or application by the Relevant Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them. 11.19 Notes Held by the Relevant Issuer etc. In the absence of knowledge or express notice to the contrary, the Note Trustee may assume without enquiry (other than requesting a certificate under Clause 9(i) (Certificate of Notes Held)) that no Notes (other than Retained Notes) are for the time being held by or on behalf of the Relevant Issuer or its Subsidiaries and that any Retained Notes are held by or for the benefit of the Relevant Issuer. 11.20 Legal Opinions The Note Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion. 11.21 Programme Limit The Note Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit. 11.22 Responsibility for agents etc. The Note Trustee will not have any obligation to supervise any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”) or be responsible for any Liability incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee. 11.23 Reliance on certification of clearing system 23 EU-DOCS\28920910.8

The Note Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Note Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such certificate or other document purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic. 11.24 Noteholders as a class Whenever in this Trust Deed the Note Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders (excluding the Relevant Issuer for so long as it holds any Retained Notes) as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. 11.25 Note Trustee not responsible for investigations The Note Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof. 11.26 No obligation to monitor The Note Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations. 11.27 Entry on the Register The Note Trustee shall not be liable to the Relevant Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct. 11.28 Interests of accountholders or participants So long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Note Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof. 24 EU-DOCS\28920910.8

11.29 Note Trustee not Responsible The Note Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain or maintain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Note Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder. 11.30 Freedom to Refrain Notwithstanding anything else herein contained, the Note Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. 11.31 Right to Deduct or Withhold Notwithstanding anything contained in this Trust Deed, to the extent required by any Applicable Law, if the Note Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Note Trustee is or will be otherwise charged to, or is or will become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Note Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Note Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Note Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Note Trustee to tax from the funds held by the Note Trustee upon the trusts of this Trust Deed. 11.32 Error of judgment The Note Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Note Trustee assigned by the Note Trustee to administer its corporate trust matters. 11.33 Professional charges Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or 25 EU-DOCS\28920910.8 should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person. 11.34 Expenditure by the Note Trustee Nothing contained in this Trust Deed or any other Programme document shall require the Note Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, or prefunding against, such risk or liability is not reasonably assured to it. 11.35 Regulatory Position Notwithstanding anything in the Trust Deed or any other Programme document to the contrary, the Note Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of FSMA, unless it is authorised under FSMA to do so. The Note Trustee shall have the discretion at any time: (a) to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and (b) to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so. Nothing in this Trust Deed shall require the Note Trustee to assume an obligation of the Relevant Issuers arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority). 11.36 Not Bound to Act In relation to any discretion to be exercised or action to be taken by the Note Trustee under any Programme document, the Note Trustee may, at its discretion and without further notice or shall, if it has been so directed by an extraordinary resolution of the Noteholders of any Series or so requested in writing by the holders of at least 25 per cent. in principal amount of Notes of any Series, exercise such discretion or take such action, provided that, in either case, the Note Trustee shall not be obliged to exercise such discretion or take such action unless it shall have been indemnified, secured and/or prefunded to its satisfaction against all liabilities and provided that the Note Trustee shall not be held liable for the consequences of exercising its discretion or taking any such action and may do so without having regard to the effect of such action on individual noteholders. 11.37 Personal Data Notwithstanding the other provisions of the Programme documents, the Note Trustee may collect, use and disclose personal data about the parties (if any are an individual) or individuals associated with the Relevant Issuer and/or other parties, so that the Note Trustee can carry out its obligations to the Relevant Issuer and the other parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance and the marketing by the Note Trustee or members of the Note Trustee’s corporate group of other services. The Note Trustee will keep the personal data up to date. The Note Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data 26 EU-DOCS\28920910.8 protection laws) to process information on the Note Trustee’s behalf. Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the Note Trustee’s corporate group, their staff and any third parties are subject, and will only be used in accordance with the Note Trustee’s instructions. 12. NOTE TRUSTEE LIABLE FOR NEGLIGENCE Section 1 of the Trustee Act 2000 shall not apply to any function of the Note Trustee where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary the Programme documents, the Note Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to the Programme documents, save in connection with its own gross negligence, wilful default or fraud. Any liability of the Note Trustee arising under the Programme documents shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Note Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Note Trustee at the time of entering into the Programme documents, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Note Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Note Trustee has been advised of the possibility of such loss or damages. This clause shall not apply in the event that a court with jurisdiction determines that the Note Trustee has acted fraudulently or to the extent the limitation of such liability would be precluded by virtue of Sections 750 and 751 of the Companies Act 2006. 13. WAIVER The Note Trustee may, without the consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the Relevant Issuer of this Trust Deed or the Conditions or the Notes or Coupons or determine that an Event of Default shall not be treated as such for the purposes of this Trust Deed provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 12 (Events of Default). No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, if the Note Trustee so requires the Relevant Issuer shall cause such waiver, authorisation or determination to be notified to the Noteholders as soon as practicable in accordance with the Conditions. 14. FREEDOM TO ACT None of the Note Trustee or its directors and officers should be precluded from entering into transactions in the ordinary course of business with any of the other parties or be accountable for the same (including any profit therefrom) to Noteholders or any person. 27 EU-DOCS\28920910.8

15. MODIFICATION AND SUBSTITUTION 15.1 Modification The Note Trustee may agree without the consent of the Noteholders or Couponholders to any modification to this Trust Deed or the Conditions or the Notes or Coupons which is, in its opinion, of a formal, minor or technical nature or to correct a manifest error. The Note Trustee may also so agree to any modification to this Trust Deed or the Notes that is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 7 (Provisions for Meetings of Noteholders). Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Note Trustee otherwise agrees, the Relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions. 15.2 Substitution (a) The Note Trustee may, without the consent of the Noteholders or Couponholders, agree to the substitution of the Relevant Issuer’s successor in business (the “Substituted Obligor”) in place of the Relevant Issuer (or of any previous substitute under this Subclause) as the principal debtor under this Trust Deed, the Notes, the Coupons and the Talons provided that: (i) a deed is executed or undertaking given by the Substituted Obligor to the Note Trustee, in form and manner satisfactory to the Note Trustee, agreeing to be bound by this Trust Deed, the Notes, the Coupons and the Talons (with consequential amendments as the Note Trustee may deem appropriate, including any necessary change of the law governing the Notes, the Coupons, the Talons and/or the Trust Deed) as if the Substituted Obligor had been named in this Trust Deed, the Notes, the Certificates, the Coupons and the Talons as the principal debtor in place of the Relevant Issuer or any previous substitute under this Subclause; (ii) the Note Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the Relevant Issuer (or such previous substitute as aforesaid) and (ii) such approvals and consents are at the time of substitution in full force and effect; (iii) the Note Trustee may request legal opinions in a form and manner acceptable to it in relation to the Substituted Obligor: (iv) without prejudice to the rights of reliance of the Note Trustee under Subclause 15.2(b) the Note Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders; (v) Moody’s and S&P have confirmed in writing to the Note Trustee that the substitution of the Substituted Obligor will not result in a downgrading of the then current credit rating of such rating agencies applicable to the class of debt represented by the Notes; (vi) if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Relevant Issuer is subject 28 EU-DOCS\28920910.8 generally (the “Issuer’s Territory”), the Substituted Obligor shall (unless the Note Trustee otherwise agrees) give to the Note Trustee an undertaking satisfactory to the Note Trustee in terms corresponding to Condition 10 (Taxation) with the substitution for the references in that Condition to the Relevant Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed, the Notes, the Certificates, the Coupons and the Talons shall be read accordingly; (vii) if any two directors of the Substituted Obligor certify that it will be solvent immediately prior to such substitution, the Note Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Relevant Issuer or any previous substitute under this Subclause; (viii) the Relevant Issuer, and the Substituted Obligor comply with such other requirements as the Note Trustee may direct in the interests of the Noteholders and the Couponholders; and (ix) (unless the Relevant Issuer’s successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Notes and the Coupons are guaranteed by the Relevant Issuer to the Note Trustee’s satisfaction. (b) Release of Substituted Issuer An agreement by the Note Trustee pursuant to this Clause 15.2 shall, if so expressed, release the Relevant Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Notes, the Coupons and the Talons. Notice of the substitution shall be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements. (c) Completion of Substitution On completion of the formalities set out in this Clause 15.2, the Substituted Obligor shall be deemed to be named in this Trust Deed, the Notes, the Certificates, the Coupons and the Talons as the principal debtor in place of the Relevant Issuer (or of any previous substitute) and this Trust Deed, the Notes, the Certificates, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution. 16. APPOINTMENT, RETIREMENT AND REMOVAL OF THE NOTE TRUSTEE 16.1 Appointment Subject as provided in Clause 16.2 (Retirement and Removal), each Relevant Issuer has the power of appointing new trustees but no-one may be so appointed in relation to a Series of Notes unless previously approved by an Extraordinary Resolution of the Noteholders of such Series of Notes. A trust corporation shall at all times be a Note Trustee and may be the sole Note Trustee. Any appointment of a new Note Trustee shall be notified by the Relevant Issuer to the Agents and to the Noteholders as soon as practicable. 16.2 Retirement and Removal Any Note Trustee may retire at any time on giving at least three calendar months’ written notice to the Issuers without giving any reason or being responsible for any costs occasioned by such 29 EU-DOCS\28920910.8 retirement and the Noteholders of any Series may by Extraordinary Resolution remove any Note Trustee in relation to such Series provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Note Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Relevant Issuer shall use all reasonable endeavours to procure that another trust corporation be appointed as Note Trustee but if it fails to do so within 30 days of the expiry of such three month notice period, the Note Trustee shall have the power to appoint a new Note Trustee. 16.3 Co-Note Trustees The Note Trustee may, despite Subclause 16.1 (Appointment), by written notice to the Relevant Issuer (with a copy to Moody’s and S&P) appoint anyone to act as an additional Note Trustee jointly with the Note Trustee: (a) if the Note Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders; or (b) to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or (c) to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction. Subject to the provisions of this Trust Deed the Note Trustee may confer on any person so appointed such functions as it thinks fit. The Note Trustee may by written notice to each Relevant Issuer and that person remove that person. At the Note Trustee’s request, each Relevant Issuer shall forthwith do all things as may be required to perfect such appointment or removal and each Relevant Issuer irrevocably appoints the Note Trustee as its attorney in its name and on its behalf to do so. 16.4 Competence of a Majority of Note Trustees If there are more than two Note Trustees the majority of them shall be competent to perform the Note Trustee’s functions provided the majority includes a trust corporation. 16.5 Merger Any corporation into which the Note Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Note Trustee, shall be the successor of the Note Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties thereto. 17. NOTES HELD IN CLEARING SYSTEMS AND COUPONHOLDERS 17.1 Notes Held in Clearing Systems So long as any Global Note is, or any Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Note Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof. 30 EU-DOCS\28920910.8

17.2 Couponholders No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Note Trustee shall assume that the holder of each Note is the holder of all Coupons and Talons relating to it. 18. CURRENCY INDEMNITY 18.1 Currency of Account and Payment The Contractual Currency is the sole currency of account and payment for all sums payable by the Relevant Issuer under or in connection with this Trust Deed, the Notes and the Coupons, including damages. 18.2 Extent of Discharge An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Relevant Issuer or otherwise), by the Note Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Relevant Issuer shall only discharge the Relevant Issuer to the extent of the Contractual Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). 18.3 Indemnity If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes or the Coupons, each Relevant Issuer (on a several (and not joint) basis only) shall indemnify it against any Liabilities sustained by it as a result. In any event, each Relevant Issuer (on a several (and not joint) basis only) shall indemnify the recipient against the cost of making any such purchase. 18.4 Indemnity Separate The indemnities in this Clause 18 (Currency Indemnity) and in Subclause 10.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Note Trustee and/or any Noteholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes and/or the Coupons or any other judgment or order. Any such Liability as referred to in Subclause 18.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Note Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Relevant Issuer or its liquidator(s). 19. COMMUNICATIONS 19.1 Method Each communication under this Trust Deed shall be made in English by fax, electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number, postal address or electronic address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial fax 31 EU-DOCS\28920910.8 number, postal address, electronic address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum. 19.2 Deemed Receipt Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence. 19.3 No Notice to Couponholders Neither the Note Trustee nor the Relevant Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 18 (Notices). 20. SEVERAL OBLIGATIONS AND NO CROSS-DEFAULT Notwithstanding any other provision of this Trust Deed (or any other document entered into in connection with the issue of the Notes), the obligations of each Issuer are several and if a misrepresentation, breach, default or event of default (or anything analogous thereto) (a “Default”) occurs as a result of any act or omission or state of affairs which, in each case, relates only to an Issuer, such Default shall be deemed not to have occurred in relation to the other Issuers (the “Other Issuers”) and, accordingly, no liability, right, action, remedy, demand, claim, acceleration of any liability or other enforcement or remedied action may be taken against the Other Issuers. 21. FURTHER PROVISIONS 21.1 Partial Invalidity If, at any time, any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 21.2 Counterparts This Trust Deed may be executed manually, electronically or by facsimile in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Trust Deed. 22. GOVERNING LAW AND JURISDICTION 22.1 Governing Law 32 EU-DOCS\28920910.8

This Trust Deed, the Notes and any non-contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with English law. 22.2 Jurisdiction The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Notes, the Coupons or the Talons (including any non- contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Notes, the Coupons or the Talons (“Proceedings”) may be brought in such courts. The Issuers irrevocably submit to the jurisdiction of such courts and waive any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Note Trustee, the Noteholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). 22.3 Service of process Each Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to such Issuer at Avonbank, Feeder Road, Bristol BS2 0TB (for the attention of Ian Williams, Treasurer), or to such other person with an address in England or Wales and/or at such other address in England or Wales as such Issuer may specify by notice in writing to the Note Trustee and the Noteholders. Nothing in this paragraph shall affect the right of the Note Trustee or any of the Noteholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere. 33 EU-DOCS\28920910.8

SCHEDULE 1 FORM OF GLOBAL NOTES PART 1 FORM OF CGN TEMPORARY GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME TEMPORARY GLOBAL NOTE Temporary Global Note No. [•] This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Second Schedule hereto of [ISSUER] (the “Issuer”). Interpretation and Definitions References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the “Trust Deed”) dated 21 August 2020 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”. Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, for Definitive Notes and/or (iii) the redemption or purchase and cancellation of Notes represented hereby, all as described below. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation 34 EU-DOCS\28920910.8 provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 (Clearing System Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 (Accountholder Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes. The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that has not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto. On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note or for Definitive Notes, as the case may be, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed. Benefit of Conditions Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes or cancelled, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a 35 EU-DOCS\28920910.8 permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of business day in Condition 9(h) (Non- Business Days). Cancellation Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. Notices Notwithstanding Condition 18 (Notices), notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions. No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law. 36 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This temporary Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 37 EU-DOCS\28920910.8

The First Schedule Nominal amount of Notes represented by this temporary Global Note The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note or for Definitive Notes and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below: Reason for decrease in nominal amount of Amount of this temporary Nominal amount of decrease in Global Note this temporary Notation made by nominal amount of (exchange, Global Note on or on behalf of the this temporary cancellation or issue or following Issuing and Paying Date Global Note forfeiture) such decrease Agent Issue not applicable not applicable Date 38 EU-DOCS\28920910.8

The Second Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Second Schedule] 39 EU-DOCS\28920910.8

PART 2 FORM OF CGN PERMANENT GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME PERMANENT GLOBAL NOTE Permanent Global Note No. [•] This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Third Schedule hereto of [ISSUER] (the “Issuer”). Interpretation and Definitions References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the “Trust Deed”) dated 21 August 2020 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes and/or (iv) the redemption or purchase and cancellation of Notes represented hereby, all as described below. Promise to Pay Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total 40 EU-DOCS\28920910.8 aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest that has not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto. Benefit of Conditions Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or cancelled, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes. Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of business day in Condition 9(h) (Non- Business Days). Prescription 41 EU-DOCS\28920910.8

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall be treated as having one vote in respect of each integral currency unit of the Specified Currency of the Notes. Cancellation Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. Purchase Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest thereon. Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. Noteholders’ Options Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule hereto. Notices Notwithstanding Condition 18 (Notices), notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions. Negotiability This permanent Global Note is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions; 42 EU-DOCS\28920910.8

(b) the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Note; and (c) payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note. No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law. 43 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This permanent Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 44 EU-DOCS\28920910.8

The First Schedule Nominal amount of Notes represented by this permanent Global Note The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column: Reason for increase/decreas e in nominal amount of this permanent Global Note (initial issue, exchange, Amount of cancellation, Nominal amount of increase/decrease forfeiture or this permanent Notation made by in nominal amount payment, stating Global Note or on behalf of the of this permanent amount of following such Issuing and Paying Date Global Note payment made) increase/decrease Agent 45 EU-DOCS\28920910.8

The Second Schedule Payments of Interest The following payments of interest or Interest Amount in respect of this permanent Global Note have been made: Notation made by or on behalf of the Issuing and Paying Due date of payment Date of payment Amount of interest Agent 46 EU-DOCS\28920910.8

The Third Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Third Schedule.] 47 EU-DOCS\28920910.8

The Fourth Schedule Exercise of Noteholders’ Option The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note: Nominal amount of Notation made by or this permanent Global Date of which exercise on behalf of the Note in respect of of such option is Issuing and Paying Date of exercise which exercise is made effective Agent 48 EU-DOCS\28920910.8

PART 3 FORM OF NGN TEMPORARY GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME TEMPORARY GLOBAL NOTE Temporary Global Note No. [•] This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of [ISSUER] (the “Issuer”). Interpretation and Definitions References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the “Trust Deed”) dated 21 August 2020 between the Issuer, and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”. Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed and/or amended, as the case may be, upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes and/or (iii) the redemption or purchase and cancellation of Notes represented hereby, all as described below. The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes, but excluding any interest in any Notes of one Clearing System sharing the records of another Clearing System) shall be conclusive evidence of the nominal amount of the Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the 49 EU-DOCS\28920910.8 amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or, if so specified in Part A of the Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 (Clearing System Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 (Accountholder Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes. The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that has not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto. On any exchange of a part of this temporary Global Note for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by an amount equal to such portion so exchanged. Benefit of Conditions Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes or cancelled, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note 50 EU-DOCS\28920910.8

(or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal is made in respect of any Note represented by this temporary Global Note the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. If any other payments are made in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems. For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 9(h) (Non-Business Days). Cancellation On cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Note recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. Notices Notwithstanding Condition 18 (Notices), notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other permitted clearing system) to Euroclear, Clearstream, Luxembourg or such other permitted clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions. No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. 51 EU-DOCS\28920910.8

This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law. 52 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This temporary Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. Effectuation This temporary Global Note is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 53 EU-DOCS\28920910.8

Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Schedule] 54 EU-DOCS\28920910.8

PART 4 FORM OF NGN PERMANENT GLOBAL NOTE [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME PERMANENT GLOBAL NOTE Permanent Global Note No. [•] This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Schedule hereto of [ISSUER] (the “Issuer”). Interpretation and Definitions References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the “Trust Deed”) dated 21 August 2020 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (i) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes and/or (iv) the redemption or purchase and cancellation of Notes represented hereby, all as described below. The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes, but excluding any interest in any Notes of one Clearing System sharing the records of another Clearing System) shall be conclusive evidence of the nominal amount of the Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time. 55 EU-DOCS\28920910.8

Promise to Pay Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other permitted clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, that has not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto. Benefit of Conditions Except as otherwise specified herein, this permanent Global Note, the Issuer shall procure that is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or cancelled, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes. Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and 56 EU-DOCS\28920910.8

Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. For the purposes of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of business day in Condition 9(h) (Non- Business Days). Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall be treated as having one vote in respect of each integral currency unit of the Specified Currency of the Notes. Cancellation On cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. Purchase Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest thereon. Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Issuing and Paying Agent, the Noteholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced accordingly. Noteholders’ Options 57 EU-DOCS\28920910.8

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. Notices Notwithstanding Condition 18 (Notices), notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions. Negotiability This permanent Global Note is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions; (b) the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Note; and (c) payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note. No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law. 58 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This permanent Global Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. Effectuation This permanent Global Note is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 59 EU-DOCS\28920910.8

Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Notes as the Schedule.] 60 EU-DOCS\28920910.8

PART 5 FORM OF GLOBAL CERTIFICATE THIS SECURITY HAS NOT AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS, OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND THE TRUST DEED AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART. [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME GLOBAL CERTIFICATE Global Certificate No. [•] This Global Certificate is issued in respect of the nominal amount specified above of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of [ISSUER] (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered as the holder of an issue of Notes of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto. Interpretation and Definitions References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 4 (Terms and Conditions of the Notes) to the amended and restated Trust Deed (the “Trust Deed”) dated 21 August 2020 between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed. Promise to Pay The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate upon presentation and (when no further payment is due in respect of the Notes represented by this Global Certificate) surrender of this Global Certificate on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the 61 EU-DOCS\28920910.8 rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January. For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate. Transfer of Notes represented by permanent Global Certificates If the Schedule hereto states that the Notes are to be represented by a permanent Global Certificate on issue, transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(b) (Transfer of Registered Notes) may only be made in part: (a) if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (b) with the consent of the Issuer provided that, in the case of the first transfer of part of a holding pursuant to (a) above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System. Issuer’s Options In connection with an exercise of the option contained in Condition 6(e) (Redemption at the Option of the Relevant Issuer) in relation to some only of the Notes, the Notes represented by this Global Certificate may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions. Noteholders’ Options Any option of the Noteholders provided for in the Conditions may be exercised by the Noteholder giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent, as set out in the Conditions, substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Certificate shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. 62 EU-DOCS\28920910.8

Notices Notwithstanding Condition 18 (Notices), so long as this Global Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System. Determination of Entitlement This Global Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Noteholder is entitled to payment in respect of this Global Certificate. Meetings For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall be treated as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes. This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of Registered Notes held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by English law. 63 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This Global Certificate is authenticated by or on behalf of the Registrar. HSBC BANK PLC as Registrar By: Authorised Signatory For the purposes of authentication only. Effectuation This Global Certificate is effectuated by or on behalf of the Common Safekeeper [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation of Registered Notes held through the NSS only 64 EU-DOCS\28920910.8

Form of Transfer For value received the undersigned transfers to ………………………………………. ………………………………………. (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) [•] nominal amount of the Notes represented by this Global Certificate, and all rights under them. Dated ………………………………………. Signed ……………………………………. Certifying Signature Notes: (a) The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. (b) A representative of the Noteholder should state the capacity in which he signs e.g. executor. 65 EU-DOCS\28920910.8

Schedule [Insert the provisions of the relevant [Final Terms/Pricing Supplement] that relate to the Conditions or the Global Certificate as the Schedule.] 66 EU-DOCS\28920910.8

SCHEDULE 2 FORM OF DEFINITIVE BEARER NOTE On the front: [Denomination] [lSIN] [Series] [Certif. No.] [Currency and denomination] [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] This Note forms one of the series of Notes referred to above (the “Notes”) of [ISSUER] (the “Issuer”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note. The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. 67 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this Note to be signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This Note is authenticated by or on behalf of the Issuing and Paying Agent. HSBC BANK PLC as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 68 EU-DOCS\28920910.8

On the back: Terms and Conditions of the Notes [The Terms and Conditions that are set out in Schedule 4 (Terms and Conditions of the Notes) to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant [Final Terms/Pricing Supplement] shall be set out here.] ISSUING AND PAYING AGENT [ISSUING AND PAYING AGENT] PAYING AGENT[S] • • • • • • 69 EU-DOCS\28920910.8

SCHEDULE 3 FORM OF CERTIFICATE On the front: [WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC]/[WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC]/[WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC] (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[02366985]/[02366894]/[03600574]) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] This Certificate certifies that [•] of [•] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [nominal amount] of Notes of the series of Notes referred to above (the “Notes”) of [ISSUER] (the “Issuer”), designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate. The Issuer, for value received, promises to pay to the holder of the Note(s) represented by this Certificate upon presentation and (when no further payment is due in respect of the Note(s) represented by this Certificate) surrender of this Certificate on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and (unless the Note(s) represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. For the purposes of this Certificate, (a) the holder of the Note(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Note(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Note(s) represented by this Certificate is entitled to payments in respect of the Note(s) represented by this Certificate. This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar. 70 EU-DOCS\28920910.8

IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf. Dated as of the Issue Date. [ISSUER] By: CERTIFICATE OF AUTHENTICATION This Certificate is authenticated by or on behalf of the Registrar. HSBC BANK PLC as Registrar By: Authorised Signatory For the purposes of authentication only. 71 EU-DOCS\28920910.8

On the back: Terms and Conditions of the Notes [The Terms and Conditions that are set out in Schedule 4 (Terms and Conditions of the Notes) to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant [Final Terms/Pricing Supplement] shall be set out here.] 72 EU-DOCS\28920910.8

Form of Transfer For value received the undersigned transfers to ………………………………………. ………………………………………. (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) [•] nominal amount of the Notes represented by this Certificate, and all rights under them. Dated ………………………………………. Signed ………………………………………. Certifying Signature Notes: (a) The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. (b) A representative of the Noteholder should state the capacity in which he signs. Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed dated 21 August 2020 between the Issuer and the Note Trustee, [OTHER]. [TO BE COMPLETED BY TRANSFEREE: [INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]] ISSUING AND PAYING AGENT, TRANSFER AGENT [AND REGISTRAR] [ISSUING AND PAYING AGENT] [•] PAYING AGENT[S] AND TRANSFER AGENT[S] [•] 73 EU-DOCS\28920910.8

SCHEDULE 4 TERMS AND CONDITIONS OF THE NOTES The following is the text of the terms and conditions that, subject to completion in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme. The Notes (as defined below) are constituted by, are subject to, and have the benefit of, an amended and restated trust deed dated 21 August 2020 (as amended or supplemented from time to time, the Trust Deed) between Western Power Distribution (East Midlands) plc (WPDE), Western Power Distribution (West Midlands) plc (WPDW), Western Power Distribution (South West) plc (WPD South West) and Western Power Distribution (South Wales) plc (WPD South Wales and, together with WPDE, WPDW and WPD South West, the Issuers and each an Issuer) and HSBC Corporate Trustee Company (UK) Limited (the Note Trustee, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). The relevant Final Terms will specify the Issuer of each Series of Notes and, in the context of a Tranche of Notes, references in these Conditions to the “Relevant Issuer” or the “Issuer” shall be construed accordingly. Notes issued by each Issuer are obligations solely of that Issuer (the Relevant Issuer) and without recourse whatsoever to any other Issuer. These terms and conditions (the Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Registered Notes, Bearer Notes, Certificates, Coupons and Talons referred to below. An amended and restated agency agreement dated 21 August 2020 (as amended or supplemented from time to time, the Agency Agreement) has been entered into in relation to the Notes between the Issuers, the Note Trustee, HSBC Bank plc as issuing and paying agent and the other agents named in it. The issuing and paying agent, the other paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the Issuing and Paying Agent, the Paying Agents (which expression shall include the Issuing and Paying Agent), the Registrar, the Transfer Agents (which expression shall include the Registrar) and the Calculation Agent(s). The Paying Agents, the Transfer Agents and the Calculation Agent(s) are referred to together as the Agents. A master agreement for custody services (as amended or supplemented from time to time, the Custody Agreement) will be entered into in relation to the Retained Notes (as defined below) between the Issuers and HSBC Bank plc as custodian (the Custodian, which expression shall include any successor custodian appointed pursuant to the Custody Agreement). Copies of the Trust Deed, the Agency Agreement and the Prospectus are available, and a copy of the Custody Agreement will be available once entered into, for inspection during usual business hours at the principal office of the Note Trustee (presently at 8 Canada Square, London E14 5HQ) and at the specified offices of the Paying Agents and the Transfer Agents. Notes means the euro medium term notes issued by the Issuers constituted by the Trust Deed and for the time being outstanding. References herein to the Notes shall be references to the relevant Series of Notes only. The Noteholders, the holders of the interest coupons (the Coupons) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the Talons) (the Couponholders) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement. 74 EU-DOCS\28920910.8

As used in these Conditions, Tranche means Notes which are identical in all respects and Series means a series of Notes comprising of one or more Tranches of Notes which are identical save for the issue date, issue price and/or the first payment of interest. Any reference in these Conditions to Final Terms shall be deemed to include a reference to Pricing Supplement, where relevant. If so specified in the relevant Final Terms, some of the relevant Tranche of Notes may be immediately purchased by the Relevant Issuer on the issue date thereof, such Notes being referred to as “Retained Notes”. Any Retained Notes will (in each case, together with the related Coupons and Talons, if applicable) be purchased by and held by or for the account of the Relevant Issuer and may be sold or otherwise disposed of in whole or in part at any time, and shall cease to be Retained Notes to the extent of and upon such sale or disposal. Retained Notes shall carry the same rights and be subject in all respects to the same terms and conditions as the other Notes of the relevant Series, except that Retained Notes will not be treated as outstanding for the purposes of determining quorum or voting at meetings of Noteholders or when considering the interests of the Noteholders. Notes which have ceased to be Retained Notes shall carry the same rights and be subject in all respects to the same terms and conditions as the other Notes of the relevant Series. Retained Notes will be held by the Custodian upon the terms of the Custody Agreement. 1. Form, Denomination and Title The Notes are issued in bearer form (Bearer Notes) or in registered form (Registered Notes) in each case in the Specified Denomination(s) shown in the Final Terms provided that in the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or the United Kingdom or offered to the public in a Member State of the European Economic Area or in the United Kingdom in circumstances which require the publication of a prospectus under the Prospectus Regulation, the minimum Specified Denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the relevant Notes). All Registered Notes shall have the same Specified Denomination. Unless the Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Final Terms. If the Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Pricing Supplement. Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Registered Notes are represented by registered certificates (Certificates) and, save as provided in Condition 2(c) (Exercise of Options or Partial Redemption in Respect of Registered Notes), each Certificate shall represent the entire holding of Registered Notes by the same holder. Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuers shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the 75 EU-DOCS\28920910.8

Register). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder. In these Conditions, Noteholder means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), holder (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes. For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Note Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the Issuer, the Note Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. 2. No Exchange of Notes and Transfers of Registered Notes (a) No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes. (b) Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Relevant Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuers, with the prior written approval of the Registrar and the Note Trustee. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request. (c) Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of a Relevant Issuer’s or Noteholders’ option in respect of, or a 76 EU-DOCS\28920910.8 partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. (d) Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2(b) (Transfer of Registered Notes) or 2(c) (Exercise of Options or Partial Redemption in Respect of Registered Notes) shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(h) (Redemption at the Option of Noteholders)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d) (Delivery of New Certificates), business day means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be). (e) Transfers Free of Charge: Transfers of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Relevant Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require). (f) Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Relevant Issuer at its option pursuant to Conditions 6(e) (Redemption at the Option of the Relevant Issuer), (f) (Pre-Maturity Call Option by the Issuer) or (g) (Clean-up Call Option by the Issuer), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. 3. Status The Notes and the Coupons relating to them constitute (subject to Condition 4 (Negative Pledge and Restriction on Distribution of Dividends)) direct, general, unconditional and unsecured obligations of the Issuers and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuers under the Notes and the Coupons relating to them shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4 (Negative Pledge and Restriction on Distribution of Dividends), at all times rank at least equally with all other unsecured and unsubordinated indebtedness of the Issuers present and future. 77 EU-DOCS\28920910.8

4. Negative Pledge and Restriction on Distribution of Dividends (a) Negative Pledge: So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer will ensure that no Relevant Indebtedness (as defined below) of the Relevant Issuer and no guarantee by the Relevant Issuer of any Relevant Indebtedness of any person will be secured by a mortgage, charge, lien, pledge or other security interest (each a Security Interest) upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Relevant Issuer unless the Relevant Issuer, before or at the same time as the creation of the Security Interest, takes any and all action necessary to ensure that: (i) all amounts payable by the Relevant Issuer under the Notes, the Coupons and the Trust Deed are secured equally and rateably with the Relevant Indebtedness or guarantee, as the case may be, by the same Security Interest, in each case to the satisfaction of the Note Trustee; or (ii) such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Relevant Issuer under the Notes, the Coupons and the Trust Deed either (A) as the Note Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders. (b) Restriction on distribution of dividends: So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer shall not at any time declare or make a distribution (as defined in Section 1000 of the Corporation Tax Act 2010) or grant a loan or any other credit facility to any of its shareholders unless (1) immediately following the occurrence of any such event, the Net Debt (as defined below) at such time would not exceed 85 per cent. of the Regulatory Asset Base (as defined below) relating to the year in which the relevant distribution or grant was first declared or made; and (2) written certification thereof, signed by two directors of the Relevant Issuer, has been provided to the Note Trustee on or prior to such distribution or grant. Such certification may be relied upon by the Note Trustee without further enquiry or evidence and, if relied upon by the Note Trustee, shall be conclusive and binding on all parties whether or not addressed to each such party. (c) Definitions: In this Condition: borrowed money means (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash. Net Debt at any time, means the aggregate amount of all indebtedness for borrowed money of the Relevant Issuer at such time less the aggregate of: (i) amounts credited to current accounts or deposits and certificates of deposit (with a term not exceeding three months) at, or issued by, any bank, building society or other financial institution; (ii) cash in hand; (iii) the lower of book and market value (calculated, where relevant, by reference to their bid price) of gilts issued by the United Kingdom Government; and 78 EU-DOCS\28920910.8

(iv) subordinated intra-group items, loans from Affiliates (as defined in Condition 8 (Definitions) below) and shareholder loans, in each case beneficially owned by the Relevant Issuer and in each case so that no amount shall be included or excluded more than once. Regulatory Asset Base means in respect of any year, the regulatory asset base of the Relevant Issuer most recently published and as last determined and notified to the Relevant Issuer in respect of such year by the Great Britain Office of the Gas and Electricity Markets (Ofgem) or any successor of Ofgem (interpolated as necessary and adjusted for additions to the regulatory asset base of the Relevant Issuer and adjusted as appropriate for out-term inflation/regulatory depreciation in respect of the Relevant Issuer). Relevant Indebtedness means: (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by bonds, notes, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which are or are capable of being quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market; (ii) monies borrowed or raised from, or any acceptance credit opened by, a bank, building society or other financial institution; and (iii) any leasing or hire purchase agreement which would be treated as a finance lease in the accounts of the relevant person. Any reference to an obligation being “guaranteed” shall include a reference to an indemnity being given in respect of that obligation. 5. Interest and other Calculations (a) Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f) (Calculations). (b) Interest on Floating Rate Notes: (i) Interest Payment Dates: Each Floating Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f) (Calculations). Such Interest Payment Date(s) is/are either shown in the Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown in the Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown in the Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. (ii) Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day 79 EU-DOCS\28920910.8

Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. (iii) Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified in the Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the Final Terms. (A) ISDA Determination for Floating Rate Notes Where ISDA Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), ISDA Rate for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (x) the Floating Rate Option is as specified in the relevant Final Terms; (y) the Designated Maturity is a period specified in the relevant Final Terms; and (z) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms. For the purposes of this sub-paragraph (A), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity, Reset Date and Swap Transaction have the meanings given to those terms in the ISDA Definitions. (B) Screen Rate Determination for Floating Rate Notes (x) Where Screen Rate Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either: (1) the offered quotation; or (2) the arithmetic mean of the offered quotations, 80 EU-DOCS\28920910.8

(expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR, as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the Final Terms; (y) if the Relevant Screen Page is not available, or if sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page or if sub paragraph (x)(2) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks (as defined below) or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and (z) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank 81 EU-DOCS\28920910.8 market, as the case may be, or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Note Trustee and the Relevant Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period). (C) Benchmark Replacement: In addition, notwithstanding the provisions above in this Condition 5(b)(iii) (Rate of Interest for Floating Rate Notes), if the Relevant Issuer determines that a Benchmark Event (as defined below) has occurred, then the following provisions shall apply: (x) the Relevant Issuer shall use reasonable endeavours to appoint, as soon as reasonably practicable, an Independent Adviser to determine (acting in good faith and in a commercially reasonable manner), no later than 5 Business Days prior to the relevant Interest Determination Date relating to the next succeeding Interest Accrual Period (the IA Determination Cut-off Date), a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below) for purposes of determining the Rate of Interest (or the relevant component part thereof) applicable to the Floating Rate Notes. In making such determination, an Independent Adviser appointed pursuant to this Condition shall act in good faith and in a commercially reasonable manner. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Note Trustee, the Paying Agents, the Noteholders or the Couponholders for any determination made by it pursuant to this Condition; (y) if the Relevant Issuer is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to 82 EU-DOCS\28920910.8 determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, the Relevant Issuer (acting in good faith and in a commercially reasonable manner) may determine a Successor Rate or, if there is no Successor Rate, an Alternative Reference Rate; (z) if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with the preceding provisions, such Successor Rate or, failing which, an Alternative Reference Rate (as applicable) shall be the Reference Rate for each of the future Interest Accrual Periods (subject to the subsequent operation of, and to adjustment as provided in, this Condition 5(b)(iii)(C) (Benchmark Replacement)); provided, however, that if sub-paragraph (y) applies and the Relevant Issuer is unable to or does not determine a Successor Rate or an Alternative Reference Rate prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Floating Rate Notes in respect of the preceding Interest Accrual Period (or alternatively, if there has not been a first Interest Payment Date, the rate of interest shall be the initial Rate of Interest) (subject, where applicable, to substituting the Margin that applied to such preceding Interest Accrual Period for the Margin that is to be applied to the relevant Interest Accrual Period. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Period); for the avoidance of doubt, the proviso in this sub-paragraph (z) shall apply to the relevant Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 5(b)(iii)(C) (Benchmark Replacement); (aa) if the Independent Adviser or the Relevant Issuer determines a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) in accordance with the above provisions, the Independent Adviser or the Relevant Issuer (as applicable), may also specify changes to these Conditions, including but not limited to the Day Count Fraction, Relevant Screen Page, Business Day Convention, Business Days, Interest Determination Date, Reset Date and/or the definition of Reference Rate applicable to the Floating Rate Notes, and the method for determining the fallback rate in relation to the Floating Rate Notes, in order to follow market practice in relation to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer (as applicable), determines that an Adjustment Spread (as defined below) is required to be applied to the Successor Rate 83 EU-DOCS\28920910.8 or the Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser or the Relevant Issuer (as applicable) is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread. For the avoidance of doubt, the Note Trustee and the Issuing and Paying Agent shall, at the expense of the Issuer, concur with the Relevant Issuer in effecting such consequential amendments to the Trust Deed, the Agency Agreement and these Conditions as may be required in order to give effect to this Condition 5(b)(iii)(C) (Benchmark Replacement) (the Benchmark Amendments). Noteholder consent shall not be required in connection with effecting the Successor Rate or Alternative Reference Rate (as applicable) or the Benchmark Amendments, including for the execution of any documents or other steps by the Note Trustee or the Issuing and Paying Agent in connection therewith (if required) regardless of whether or not the effecting of the Successor Rate or Alternative Reference Rate (as applicable) or the Benchmark Amendments constitutes one or more of the items specified in Condition 13(a) (Meetings of Noteholders). (bb) Notwithstanding any other provision of this Condition 5(b)(iii)(C) (Benchmark Replacement), neither the Note Trustee nor the Issuing and Paying Agent shall be obliged to agree to any amendments (including any Benchmark Amendments) pursuant to this Condition 5(b)(iii)(C) (Benchmark Replacement) which, in the sole opinion of the Note Trustee or the Issuing and Paying Agent (as applicable) would have the effect of (i) exposing the Note Trustee or the Issuing and Paying Agent (as applicable) to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (ii) increasing the obligations or duties, or decreasing the rights or protections, of the Note Trustee or the Issuing and Paying Agent (as applicable) in the Trust Deed, the Agency Agreement and/or these Conditions. (cc) The Relevant Issuer shall promptly, following the determination of any Successor Rate or Alternative Reference Rate (as applicable), give notice thereof to the Note Trustee, the Issuing and Paying Agent and the Noteholders, which shall specify the effective date(s) for such Successor Rate or Alternative Reference Rate (as applicable) and any consequential changes made to these Conditions. (dd) No later than notifying the Note Trustee and the Issuing and Paying Agent of the same, the Relevant Issuer shall deliver to each of the Note Trustee and the Issuing and Paying Agent a certificate (on which each of the Note Trustee and the Issuing and Paying Agent shall be entitled to rely without further 84 EU-DOCS\28920910.8 enquiry or liability) signed by two authorised signatories of the Issuer: I. confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as applicable, the Alternative Reference Rate and (iii) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 5(b)(iii)(C) (Benchmark Replacement); II. certifying that the Benchmark Amendments (i) are necessary to ensure that proper operation of such Successor Rate or Alternative Reference Rate and/or Adjustment Spread and (ii) in each case, have been drafted solely to such effect; and III. certifying that (i) the Relevant Issuer has duly consulted with an Independent Adviser with respect to each of the matters above or, if that is not the case (ii) explaining, in reasonable detail, why the Relevant Issuer has not done so. For the purposes of this Condition 5(b)(iii)(C) (Benchmark Replacement): Adjustment Spread means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer acting reasonably (as applicable), determines is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of Floating Rate Notes as a result of the replacement of the Reference Rate with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which: (i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Reference Rate with the Successor Rate by any Relevant Nominating Body (as defined below); or (ii) in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer (as applicable) determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or (iii) if no such customary market usage is recognised or acknowledged, the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer in its discretion (as 85 EU-DOCS\28920910.8 applicable), determines (acting in good faith and in a commercially reasonable manner) to be appropriate. Alternative Reference Rate means the rate that the Independent Adviser or the Relevant Issuer (as applicable) determines has replaced the relevant Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in the Specified Currency and of a comparable duration to the relevant Interest Accrual Period, or, if the Independent Adviser or the Relevant Issuer (as applicable) determines that there is no such rate, such other rate as the Independent Adviser or the Relevant Issuer (as applicable) determines in its discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the relevant Reference Rate. Benchmark Event means: (i) the Original Reference Rate ceasing be published for a period of at least 5 Business Days or ceasing to exist; or (ii) the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it has ceased or will (on or before a specified date) cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the date specified in (a); or (iii) the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will (on or before a specified date) be permanently or indefinitely discontinued and (b) the date falling six months prior to the date specified in (a); or (iv) the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will (on or before a specified date) be prohibited from being used either generally, or in respect of the Notes and (b) the date falling six months prior to the date specified in (a); or (v) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is no longer representative of its relevant underlying market; or (vi) it has or will become unlawful for the Agents or the Relevant Issuer to calculate any payments due to be made to any Noteholders using the Original Reference Rate. Independent Adviser means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by the 86 EU-DOCS\28920910.8

Relevant Issuer at its own expense and the identity of which is approved by the Note Trustee. Original Reference Rate means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes or, if applicable, any other successor or alternative rate (or any component part thereof) determined and applicable to the Notes pursuant to the earlier operation of this Condition 5(b)(iii)(C) (Benchmark Replacement). Relevant Nominating Body means, in respect of a Reference Rate: (i) the central bank for the currency to which the Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate; or (ii) any working group or committee sponsored by, chaired or co- chaired by or constituted at the request of (A) the central bank for the currency to which the Reference Rate relates, (B) any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate or (C) a group of the aforementioned central banks or other supervisory authorities. Successor Rate means the rate that the Independent Adviser or the Relevant Issuer (as applicable), each acting in good faith and in a commercially reasonable manner, determines is a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body. (c) Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be zero coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i) (Early Redemption)). (d) Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 (Interest and other Calculations) to the Relevant Date (as defined in Condition 10 (Taxation)). (e) Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding: (i) If any Margin is specified in the Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 5(b) (Interest on Floating Rate Notes) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin, subject always to the next paragraph. 87 EU-DOCS\28920910.8

(ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified in the Final Terms, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred- thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes unit means the lowest amount of such currency that is available as legal tender in the countries of such currency. (f) Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified in the Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. (g) Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts: The Calculation Agent shall, as soon as practicable on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Note Trustee, the Relevant Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii) (Interest on Floating Rate Notes), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Note Trustee by way of adjustment) without 88 EU-DOCS\28920910.8 notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 12 (Events of Default), the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Note Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. (h) Linear Interpolation: Where “Linear Interpolation” is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate. (i) Determination or Calculation by Note Trustee: If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Accrual Period or any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, or take any action that it is required to do pursuant to these Conditions, the Calculation Agent shall forthwith notify the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent and the Note Trustee (whether or not it receives such notice) shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances. (j) Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: Business Day means: (i) in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency and in each (if any) Business Centre; and/or (ii) in the case of euro, a day on which the TARGET System is operating (a TARGET Business Day) and a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in each (if any) Business Centre. Day Count Fraction means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the Calculation Period): 89 EU-DOCS\28920910.8

(i) if Actual/Actual or Actual/Actual (ISDA) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii) if Actual/365 (Fixed) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365;

(iii) if Actual/365 (Sterling) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Period Date falling in a leap year, 366;

(iv) if Actual/360 is specified in the Final Terms, the actual number of days in the Calculation Period divided by 360;

(v) if 30/360, 360/360 or Bond Basis is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

$$\text{Day Count Fraction} = \frac{[360x(Y_2-Y_1)]+[30x(M_2-M_1)+(D_2-D_1)]}{360}$$

where:

Y_1 is the year, expressed as a number, in which the first day of the Calculation Period falls;

Y_2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

M_1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

M_2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

D_1 is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D_1 will be 30; and

D_2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D_1 is greater than 29, in which case D_2 will be 30;

(vi) if 30E/360 or Eurobond Basis is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

$$\text{Day Count Fraction} = \frac{[360x(Y_2-Y_1)]+[30x(M_2-M_1)+(D_2-D_1)]}{360}$$

where:

Y_1 is the year, expressed as a number, in which the first day of the Calculation Period falls;

Y_2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

90

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M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; D1 is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (vii) if 30E/360 (ISDA) is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: [360x(Y −Y )]+[30x(M −M )+(D −D )] Day Count Fraction = 2 1 2 1 2 1 360 where: Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls; Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; D1 is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (viii) if Actual/Actual-ICMA is specified in the Final Terms, (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and (b) if the Calculation Period is longer than one Determination Period, the sum of: (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) 91 EU-DOCS\28920910.8 the number of Determination Periods normally ending in any year; and (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where: Determination Period means the period from and including a Determination Date in any year to but excluding the next Determination Date; and Determination Date means the date(s) specified as such in the Final Terms or, if none is so specified, the Interest Payment Date(s). Designated Maturity means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate. Euro-zone means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended. Interest Accrual Period means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date. Interest Amount means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified in the Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period. Interest Commencement Date means the Issue Date or such other date as may be specified in the Final Terms. Interest Determination Date means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the Final Terms or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro. Interest Payment Date means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as (if so specified in the relevant 92 EU-DOCS\28920910.8

Final Terms and/or these Conditions) the same may be adjusted in accordance with the relevant Business Day Convention. Interest Period means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date. Interest Period Date means each Interest Payment Date unless otherwise specified in the Final Terms. ISDA Definitions means the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. Rate of Interest means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions in the Final Terms. Reference Banks means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent or as specified in the Final Terms. Reference Rate means the rate specified as such in the Final Terms (being either LIBOR or EURIBOR or such Alternative Reference Rate or Successor Rate that is applicable in accordance with Condition 5(b)(iii)(C) (Benchmark Replacement)). Relevant Screen Page means such page, section, caption, column or other part of a particular information service as may be specified in the Final Terms. Specified Currency means the currency specified as such in the Final Terms or, if none is specified, the currency in which the Notes are denominated. TARGET System means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System or any successor thereto. (k) Calculation Agent: The Relevant Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the Final Terms and for so long as any Note is outstanding (as defined in the Trust Deed). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Relevant Issuer shall (with the prior approval of the Note Trustee) appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over- the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. 93 EU-DOCS\28920910.8

6. Redemption, Purchase and Options (a) Final Redemption: Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified in the Final Terms at its Final Redemption Amount (which, unless otherwise provided in the Final Terms, is its nominal amount). (b) Early Redemption: (i) Zero Coupon Notes: (A) The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default) shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the Final Terms. (B) Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown in the Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (C) If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default) is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this subparagraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c) (Zero Coupon Notes). Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown in the Final Terms. (ii) Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default), shall be the Final Redemption Amount unless otherwise specified in the Final Terms. (c) Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Relevant Issuer in whole, but not in part, on any Interest Payment Date (if this Note is either a Floating Rate Note or an Indexed Note) or at any time (if this Note is neither a Floating Rate Note nor an Indexed Note), on giving not less than 30 nor more than 60 days’ notice to the Note Trustee 94 EU-DOCS\28920910.8 and the Noteholders in accordance with Condition 18 (Notices) (which notice shall be irrevocable) at their Early Redemption Amount (as described in Condition 6(b) (Early Redemption) above) (together with interest accrued to the date fixed for redemption), if (i) the Relevant Issuer satisfies the Note Trustee immediately before the giving of such notice that it has or will become obliged to pay additional amounts as described under Condition 10 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Relevant Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Relevant Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c) (Redemption for Taxation Reasons), the Relevant Issuer shall deliver to the Note Trustee a certificate signed by two directors of the Relevant Issuer stating that the obligation referred to in (i) above cannot be avoided by the Relevant Issuer taking reasonable measures available to it and the Note Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above, in which event it shall be conclusive and binding on Noteholders and Couponholders. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. (d) Redemption for Indexation Reasons: Upon the occurrence of any Index Event (as defined below), the Relevant Issuer may, upon giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the holders of the Indexed Notes in accordance with Condition 18 (Notices), redeem all (but not some only) of the Indexed Notes of all Tranches on any Interest Payment Date at the Principal Amount Outstanding (adjusted in accordance with Condition 7(a) (Application of the Index Ratio)) plus accrued but unpaid interest. No single Tranche of Indexed Notes may be redeemed in these circumstances unless all the other Tranches of Indexed Notes linked to the same underlying Index are also redeemed at the same time. Before giving any such notice, the Relevant Issuer shall provide to the Note Trustee a certificate signed by two directors of the Relevant Issuer (a) stating that the Relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Relevant Issuer so to redeem have occurred and (b) confirming that the Relevant Issuer will have sufficient funds on such Interest Payment Date to effect such redemption. The Note Trustee shall be entitled to rely on such certificate without liability to any person. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. Index Event means (i) if the Index Figure for three consecutive months falls to be determined on the basis of an Index Figure previously published as provided in Condition 7(b)(ii) (Delay in publication of Index) and the Note Trustee has been notified by the Issuing and Paying Agent or the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index has been advised by the Indexation Adviser (as defined below) to the Relevant Issuer and such circumstances are continuing. Principal Amount Outstanding means, in respect of a Note on any date: (a) the principal amount of that Note upon issue, minus; 95 EU-DOCS\28920910.8

(b) the aggregate amount of principal repayments or prepayments made in respect of that Note since the Issue Date. (e) Redemption at the Option of the Relevant Issuer: If Issuer Call Option is specified in the Final Terms, the Relevant Issuer may on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all or, if so provided, some of the Notes on any Optional Redemption Date provided that if Retained Notes are specified as being applicable in the relevant Final Terms, any such Retained Notes have been sold, disposed of or cancelled prior to such date. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued up to (and including) the date fixed for redemption. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the Minimum Redemption Amount to be redeemed specified in the Final Terms and no greater than the Maximum Redemption Amount to be redeemed specified in the Final Terms. If Make-Whole Redemption is specified in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified in the Final Terms), redeem all or, if so provided, some of the Notes at any time or from time to time (i) where no particular period during which Make-Whole Redemption is applicable is specified, prior to their Maturity Date, or (ii) where Make-Whole Redemption is specified as only being applicable for a certain period, during such period, in each case on the date for redemption specified in such notice (the Make-Whole Redemption Date) at the Make-Whole Redemption Amount. In the case of Notes other than Index Linked Interest Notes or Index Linked Redemption Notes where CPI is specified as the Index in the relevant Final Terms, the Make-Whole Redemption Amount will be calculated by the Financial Adviser (as defined below) and will be the greater of: (i) 100 per cent. of the principal amount of the Notes so redeemed (where applicable, adjusted for indexation in accordance with Condition 7 (Indexation)); and (ii) the sum of the then present values of the remaining scheduled payments of principal and interest on such Notes (not including any interest accrued on the Notes to, but excluding, the relevant Make-Whole Redemption Date) discounted to the relevant Make-Whole Redemption Date on an annual basis at the Make-Whole Redemption Rate (as defined below) plus the Make-Whole Redemption Margin, if any, specified in the applicable Final Terms, plus, in each case, any interest accrued on the Notes to, but excluding, the Make-Whole Redemption Date. In the case of Index Linked Interest Notes or Index Linked Redemption Notes where CPI is specified as the Index in the relevant Final Terms: (i) unless the Financial Adviser advises the Relevant Issuer that an appropriate CPI Gilt (as defined below) is outstanding which would be utilised, at the time of selection and in accordance with customary financial practice at such time, in pricing new issues of corporate debt securities with a similar remaining weighted average life to the Notes, the Make-Whole Redemption Amount will be calculated by the Financial Adviser and will be the greater of: a. 100 per cent. of the principal amount of the Notes so redeemed (adjusted for indexation in accordance with Condition 7 (Indexation)); and b. the RPI Adjusted Redemption Amount (as defined below); or (ii) if the Financial Adviser advises the Relevant Issuer that an appropriate CPI Gilt is outstanding (the Redemption Reference CPI Gilt) which would be utilised, at the time 96 EU-DOCS\28920910.8 of selection and in accordance with customary financial practice at such time, in pricing new issues of corporate debt securities with a similar remaining weighted average life to the Notes, the Make-Whole Redemption Amount will be calculated by the Financial Adviser and will be the greater of: a. 100 per cent. of the principal amount of the Notes so redeemed (adjusted for indexation in accordance with Condition 7 (Indexation)); and b. the sum of the then present values of the remaining scheduled payments of principal and interest on such Notes (not including any interest accrued on the Notes to, but excluding, the relevant Make-Whole Redemption Date) discounted to the relevant Make-Whole Redemption Date on an annual basis at the CPI Make- Whole Redemption Rate (as defined below) plus the Make-Whole Redemption Margin, if any, specified in the applicable Final Terms, plus, in each case, any interest accrued on the Notes to, but excluding, the Make-Whole Redemption Date. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place as the Note Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. In the case of a partial redemption of a Tranche of Notes represented by a New Global Note (as defined in the Trust Deed) pursuant to this Condition, the Notes to be redeemed (the Redeemed Notes) will be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), not more than 30 days prior to the date fixed for redemption. For the purposes of this Condition 6(e): CPI Gilt means a sterling obligation of the UK government listed on the Official List of the Financial Conduct Authority and admitted to trading on the London Stock Exchange plc (the London Stock Exchange) which is linked to the CPI; CPI Make-Whole Redemption Rate means with respect to the Reference Dealers and the Make-Whole Redemption Date, the average of the five quotations of the mid-market annual yield to maturity of the Redemption Reference CPI Gilt at the Quotation Time specified in the Final Terms on the Determination Date specified in the Final Terms quoted in writing to the Relevant Issuer and the Note Trustee by the Reference Dealers; Financial Adviser means an independent financial institution of international repute or an independent adviser of recognised standing with appropriate expertise selected by the Relevant Issuer at its own expense after notification of such selection to the Note Trustee; Make-Whole Redemption Rate means with respect to the Reference Dealers and the Make- Whole Redemption Date, the average of the five quotations of the mid-market annual yield to maturity of the Make-Whole Reference Bond specified in the Final Terms or, if the Make- Whole Reference Bond is no longer outstanding, a similar security in the reasonable judgment of the Reference Dealers, at the Quotation Time specified in the Final Terms on the 97 EU-DOCS\28920910.8

Determination Date specified in the Final Terms quoted in writing to the Relevant Issuer and the Note Trustee by the Reference Dealers; Notional RPI Bond means a bond issued by the Relevant Issuer, the terms of which are the same as those of the Notes to be redeemed, save only that payments of principal and interest are adjusted for indexation by reference to RPI (rather than CPI); Real Yield means a yield, expressed as a percentage, calculated by the Financial Adviser on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae (Index-Linked Gilts) (published on 8 June, 1998 and updated on 15 January, 2002 and 16 March, 2005) (as updated, amended or supplemented from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to five decimal places). Such method requires the adoption of an assumed inflation rate which shall be such rate as the Financial Adviser may determine and notify to the Note Trustee and the Issuing and Paying Agent to be appropriate and, for the avoidance of doubt, the assumed inflation rate shall be a long-term UK inflation rate for the remaining life of the Notes. If such formula does not reflect generally accepted market practice at the time of redemption, a yield calculated in accordance with generally accepted market practice at such time, all as advised to the Relevant Issuer by the Financial Adviser; Redemption Reference RPI Gilt means such RPI Gilt as the Financial Adviser determines would be utilised, at the time of selection and in accordance with customary financial practice at such time, in pricing new issues of corporate debt securities of comparable maturity and amortisation profile to the remaining term of the Notes (or, where the Financial Adviser advises the Relevant Issuer) that, for reasons of illiquidity or otherwise, such stock is not appropriate for such purpose, such other government stock as the Financial Adviser may recommend as appropriate for this purpose; Reference Dealers means those Reference Dealers specified in the Final Terms; RPI Adjusted Redemption Amount is an amount equal to the sum of: (i) the product (adjusted for indexation in accordance with Condition 7 (Indexation)) of the outstanding principal amount of the Notes to be redeemed and the price, expressed as a percentage (rounded to five decimal places, with 0.000005 being rounded upwards), (as reported in writing to the Relevant Issuer by the Financial Adviser) at which the Real Yield on the Notes on the Yield Calculation Date is equal to the sum of (x) the Real Yield at 11.00 a.m. (London time) on such date of the Redemption Reference RPI Gilt (or, where the Financial Adviser determines in good faith and advises to the Relevant Issuer that, for reasons of illiquidity or otherwise, such stock is not appropriate for such purpose, such other government stock as advised to the Relevant Issuer by the Financial Adviser) and (y) 0.1 per cent.; and (ii) the Wedge Value (which may be positive or negative and, if negative, the absolute value shall be deducted for the purpose of calculating the RPI Adjusted Redemption Amount); RPI Gilt means a sterling obligation of the UK government listed on the Official List of the Financial Conduct Authority and admitted to trading on the London Stock Exchange which is linked to the RPI; Wedge Value means the market value to a market counterparty on the Yield Calculation Date (based on three (or such lower number as the Relevant Issuer and the Financial Adviser may agree as appropriate) third party quotes) of a notional swap (where the parties are deemed to 98 EU-DOCS\28920910.8 have a bilateral, daily, zero-threshold, no initial amount, ISDA Credit Support Annex) under which the market counterparty: (i) receives the remaining cashflows of the Notes; and (ii) pays the remaining cashflows of the Notional RPI Bond, and where, in providing such quotes, such third parties are asked to use discount factors calculated from the zero coupon curve derived from the interest rate used to calculate payments on GBP cash collateral, provided that, if the Financial Adviser determines and advises the Relevant Issuer that it is not reasonably practicable to determine the Wedge Value on such basis (including, without limitation, because it is not reasonably practicable to obtain third party quotes) the Wedge Value shall be determined by the Financial Adviser and advised to the Relevant Issuer; and Yield Calculation Date means the date which is the second Business Day prior to the date on which the notice to redeem is dispatched; and in the case of Index Linked Interest Notes and/or Index Linked Redemption Notes only, the then present values of the remaining scheduled payments of principal and interest on such Notes shall be calculated in accordance with the customary conventions applied to the calculation of such amounts in the inflation linked debt transactions from time to time. (f) Pre-Maturity Call Option by the Issuer: If Pre-Maturity Call Option is specified as being applicable in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all (but not some only) of the outstanding Notes of the relevant Series on the Pre-Maturity Call Option Date. Any such redemption of Notes shall be at par together with unpaid interest accrued up to (and including) the Pre-Maturity Call Option Date. Pre-Maturity Call Option Date means the date that is 3 calendar months prior to the Maturity Date specified in the Final Terms for the relevant Series of Notes. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. (g) Clean-up Call Option by the Issuer: If Clean-up Call Option is specified as being applicable in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all (but not some only) of the outstanding Notes of the relevant Series, provided that at least 80 per cent. of the initial aggregate principal amount of the Notes of such Series (not including any Retained Notes purchased by the Relevant Issuer on the issue date of the Notes of such Series which continue to be held by or for the account of the Relevant Issuer) has been purchased or redeemed by the Relevant Issuer (except where such redemption was pursuant to Condition 6(e) (Redemption at the Option of the Relevant Issuer)). Any such redemption of Notes shall be at par together with unpaid interest accrued up to (and including) the date fixed for redemption. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. (h) Redemption at the Option of Noteholders: If Investor Put is specified in the Final Terms, the Relevant Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Relevant Issuer (or such other notice period as may be specified in the Final Terms) redeem such Note on the Optional Redemption Date(s) (specified in the Final Terms) at its Optional Redemption Amount (specified in the Final Terms) together with interest accrued up to (and including) the date fixed for redemption. 99 EU-DOCS\28920910.8

To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (Exercise Notice) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Relevant Issuer. (i) Redemption at the Option of the Noteholders on a Restructuring Event (i) If Restructuring Put Option is specified in the Final Terms, and: (a) if, at any time while any of the Notes remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below): (A) an independent financial adviser (as described below) shall have certified in writing to the Note Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders; or (B) if there are Rated Securities (as defined below), each Rating Agency (as defined below) that at such time has assigned a current rating to the Rated Securities confirms in writing to the Relevant Issuer at its request (which it shall make as set out below) that it will not be withdrawing or reducing the then current rating assigned to the Rated Securities by it from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating will not be lowered by one full rating category or more, in each case as a result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event, the following provisions of this Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event) shall cease to have any further effect in relation to such Restructuring Event. (b) if, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to Condition 6(i)(i)(a) (Redemption at the Option of the Noteholders on a Restructuring Event)): (A) within the Restructuring Period, either: (i) if at the time such Restructuring Event occurs there are Rated Securities, a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or (ii) if at such time there are no Rated Securities, a Negative Rating Event (as defined below) in respect of such Restructuring Event also occurs; and (B) an independent financial adviser shall have certified in writing to the Note Trustee that such Restructuring Event is, in its opinion, materially 100 EU-DOCS\28920910.8 prejudicial to the interests of the Noteholders (a Negative Certification), then, unless at any time the Relevant Issuer shall have given notice under Conditions 6(e) (Redemption at the Option of the Relevant Issuer), (f) (Pre-Maturity Call Option by the Issuer) or (g) (Clean-up Call Option by the Issuer) or the holder shall have given notice under Condition 6(h) (Redemption at the Option of Noteholders) (if applicable), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the Restructuring Put Option) to require the Relevant Issuer to redeem or, at the option of the Relevant Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Optional Redemption Amount (specified in the Final Terms) together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date. A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Noteholders if, notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, the rating assigned to the Rated Securities by any Rating Agency is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Relevant Issuer having an initial maturity of five years or more by any Rating Agency, an investment grade rating (BBB-/Baa3) or their respective equivalents for the time being) or better prior to any Negative Certification being issued. Any Negative Certification shall be conclusive and binding on the Note Trustee, the Relevant Issuer and the Noteholders. The Relevant Issuer may, at any time, with the approval of the Note Trustee appoint an independent financial adviser for the purposes of this Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event). If, within five Business Days following the occurrence of a Rating Downgrade or a Negative Rating Event, as the case may be, in respect of a Restructuring Event, the Relevant Issuer shall not have appointed an independent financial adviser for the purposes of Condition 6(i)(i)(b)(B) and (if so required by the Note Trustee) the Note Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, the Note Trustee may appoint an independent financial adviser for such purpose following consultation with the Relevant Issuer. (ii) Promptly upon the Relevant Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Relevant Issuer shall, and at any time upon the Note Trustee if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a Put Event Notice) to the Noteholders in accordance with Condition 18 (Notices) specifying the nature of the Put Event and the procedure for exercising the Restructuring Put Option. (iii) To exercise the Restructuring Put Option, the holder of a Note must comply with the provisions of Condition 6(h) (Redemption at the Option of Noteholders). The applicable notice period for the purposes of Condition 6(h) (Redemption at the Option of Noteholders), as applied to a Restructuring Put Option, shall be the period (the Put Period) of 45 days after that on which a Put Event Notice is given. Subject to the relevant Noteholder having complied with Condition 6(h) (Redemption at the Option of Noteholders), the Relevant Issuer shall redeem or, at the option of that Relevant Issuer, purchase (or procure the purchase of) the relevant Note on the fifteenth day after the date of expiry of the Put Period (the Put Date) unless previously redeemed or purchased. (iv) For the purposes of these Conditions: (a) Distribution Services Area means, in respect of a Relevant Issuer, the area specified as such in the distribution licence granted to it on 1 October 2001 under section 6(l)(c) of the Electricity Act 1989 (as amended by section 30 of the Utilities Act 2000), as of the date of such distribution licence. 101 EU-DOCS\28920910.8

(b) A Negative Rating Event shall be deemed to have occurred if (1) a Relevant Issuer does not, either prior to or not later than 14 days after the date of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of that Relevant Issuer having an initial maturity of five years or more from a Rating Agency or (2) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being). (c) A Put Event occurs on the date of the last to occur of (1) a Restructuring Event, (2) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (3) the relevant Negative Certification. (d) Rating Agency means S&P Global Ratings Europe Limited or any of its subsidiaries and their successors or Moody’s Investors Service Limited or any of its subsidiaries and their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Relevant Issuer from time to time with the prior written approval of the Note Trustee. (e) A Rating Downgrade shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Relevant Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal), or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category or more. (f) Rated Securities means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of a Relevant Issuer having an initial maturity of five years or more which is rated by a Rating Agency. (g) Restructuring Event means the occurrence of any one or more of the following events: (A) (i) the Secretary of State for Business, Innovation and Skills (or any successor) giving the Relevant Issuer written notice of any revocation of its Distribution Licence (as defined below); or (ii) the Relevant Issuer agreeing in writing with the Secretary of State for Business, Innovation and Skills (or any successor) to any revocation or surrender of its Distribution Licence; or (iii) any legislation (whether primary or subordinate) being enacted which terminates or revokes the Distribution Licence of the Relevant Issuer; except, in each such case, in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Relevant Issuer or a wholly-owned subsidiary of the Relevant Issuer where such subsidiary at the time of such grant either executes in favour of the Note Trustee an unconditional and irrevocable guarantee in respect of all Notes issued by the Relevant Issuer in such form as the Note Trustee may approve or becomes the primary obligor under the Notes issued by the Relevant Issuer in accordance with Condition 13(c) (Substitution); or 102 EU-DOCS\28920910.8

(B) any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions upon which a Relevant Issuer is authorised and empowered under relevant legislation to distribute electricity in the Distribution Services Area unless two directors of such Issuer have certified in good faith to the Note Trustee that the modified terms and conditions are not materially less favourable to the business of that Relevant Issuer; or (C) any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Business, Innovation and Skills (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under section 3A of the Electricity Act 1989 (as amended by the Utilities Act 2000) (as this may be amended from time to time) unless two directors of such Relevant Issuer have certified in good faith to the Note Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of that Relevant Issuer. (h) Restructuring Period means: (A) if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or (B) if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date (if any) on which the Relevant Issuer shall seek to obtain a rating as contemplated by the definition of Negative Rating Event; (bb) the expiry of the 14 days referred to in the definition of Negative Rating Event and (cc) the date on which a Negative Certification shall have been given to the Note Trustee in respect of that Restructuring Event. (i) A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, refusal to assign a rating of at least investment grade as provided in this Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event), does not announce or publicly confirm or inform the Relevant Issuer in writing at its request (which it shall make as set out in the following paragraph) that the reduction or, where applicable, declining to assign a rating of at least investment grade, was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Relevant Issuer undertakes to contact the relevant Rating Agency immediately following that reduction, or where applicable the refusal to assign a rating of at least investment grade, to confirm whether that reduction, or refusal to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Relevant Issuer shall notify the Note Trustee immediately upon receipt of any such confirmation from the relevant Rating Agency. 103 EU-DOCS\28920910.8

(j) Purchases: (A) Where Retained Notes are specified as being applicable in the relevant Final Terms, the Relevant Issuer shall purchase the Retained Notes on the issue date of such Notes. (B) The Relevant Issuer may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price. (k) Cancellation: (A) All Notes purchased by or on behalf of the Relevant Issuer or its Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Relevant Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Relevant Issuer in respect of any such Notes shall be discharged. (B) Where Retained Notes are specified as being applicable in the relevant Final Terms in respect of a Series, the Relevant Issuer: (i) shall cancel all such Retained Notes held by or on behalf of the Relevant Issuer on the earlier of: (1) the Retained Note Cancellation Date specified in the relevant Final Terms; and (2) upon notice that the Notes of such Series are to be redeemed (and, in any event, prior to such redemption) in accordance with Condition 6(c) (Redemption for Taxation Reasons), Condition 6(d) (Redemption for Indexation Reasons), Condition 6(h) (Redemption at the Option of Noteholders), Condition 6(i) (Redemption at the Option of Noteholders on a Restructuring Event) or Condition 12 (Events of Default); and (ii) may cancel any Retained Notes held by it or on its behalf at any time at its discretion. 7. Indexation This Condition 7 (Indexation) is applicable only if the relevant Final Terms specifies that the Notes are Index Linked Interest Notes and/or Index Linked Redemption Notes. (a) Application of the Index Ratio Each payment of interest in respect of the Index Linked Interest Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio (or Limited Index Ratio in the case of Limited Indexed Notes) applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(e) (Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding). 104 EU-DOCS\28920910.8

Unless otherwise specified hereon, the Final Redemption Amount, the Early Redemption Amount and the Optional Redemption Amount in respect of the Index Linked Interest Notes and/or Index Linked Redemption Notes shall be the nominal amount of the Index Linked Interest Notes and/or Index Linked Redemption Notes multiplied by the Index Ratio applicable to the date on which the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount (as the case may be) becomes payable, provided that: (i) if a Minimum Final Redemption Amount, Minimum Early Redemption Amount and/or Minimum Optional Redemption Amount is specified in the applicable Final Terms and such amount is greater than the amount of principal in respect of the Notes determined in accordance with this Condition 7(a) (expressed on a per Calculation Amount basis), the Final Redemption Amount, Early Redemption Amount and/or Optional Redemption Amount (as applicable) shall be, respectively, the Minimum Final Redemption Amount, Minimum Early Redemption Amount and/or Minimum Optional Redemption Amount (as applicable) so specified in the applicable Final Terms; and/or (ii) if a Maximum Final Redemption Amount, Maximum Early Redemption Amount and/or Maximum Optional Redemption Amount is specified in the applicable Final Terms and such amount is less than the amount of principal in respect of the Notes determined in accordance with this Condition 7(a) (expressed on a per Calculation Amount basis), the Final Redemption Amount, Early Redemption Amount and/or Optional Redemption Amount (as applicable) shall be, respectively, the Maximum Final Redemption Amount, Maximum Early Redemption Amount or Maximum Optional Redemption Amount (as applicable) so specified in the applicable Final Terms; and (iii) the Calculation Agent will calculate the Final Redemption Amount, Early Redemption Amount and Optional Redemption Amount (as the case may be) as set out in Condition 5(g) (Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts). Each payment of principal in respect of the Index Linked Redemption Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio (or Limited Index Ratio in the case of Limited Indexed Notes) applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(e) (Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding). (b) Changes in Circumstances Affecting the Index (i) Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefore, then with effect from the calendar month from and including that in which such substitution takes effect (1) the definition of “Index” and “Index Figure” in Condition 8 (Definitions) shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefore); and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution. (ii) Delay in publication of Index: If the Index Figure relating to any month (the relevant month) which is required to be taken account for the purposes of the determination of the Index Figure applicable for any date is not published on or before the fourteenth business day before the date on which any payment of interest or principal on the Notes is due (the date for payment), the Index Figure relating to the relevant month shall be (1) such substitute index figure (if any) as an Indexation Adviser considers to have been published by the Bank of England or, as the case may be, the United Kingdom Debt Management Office (or such other designated debt manager of Her Majesty’s Treasury, 105 EU-DOCS\28920910.8 from time to time) for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by the Indexation Adviser (and approved by the Note Trustee); or (2) if no such determination is made by such Indexation Adviser within 7 days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 7(b)(i) (Change in base)) before the date for payment. (c) Application of Changes Where the provisions of Condition 7(b)(ii) (Delay in publication of Index) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 7(b)(ii)(2), the Index Figure relating to the relevant month is subsequently published while a Note is still outstanding, then: (i) in relation to a payment of principal or interest in respect of such Note other than upon final redemption of such Note, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced by an amount equal to (respectively) the shortfall or excess of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 7(b)(ii)(2), below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth Business Day before the date for payment; and (ii) in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made. (d) Cessation of or Fundamental Changes to the Index (i) If (1) the Note Trustee has been notified by the Calculation Agent that the Index has ceased to be published; or (2) the Note Trustee has been notified by the Calculation Agent when any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Note Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Noteholders, the Note Trustee will give written notice of such occurrence to the Relevant Issuer, and the Relevant Issuer and the Note Trustee together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. (ii) If the Relevant Issuer and the Note Trustee fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned in paragraph (i), a bank or other person in London shall be appointed by the Relevant Issuer and the Note Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the day period referred to above, by the Note Trustee (in each case, such bank or other person so appointed being referred to as the Expert), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Relevant Issuer and the Note Trustee in connection with such appointment shall be borne by the Relevant Issuer. 106 EU-DOCS\28920910.8

(iii) The Index shall be adjusted or replaced by a substitute index as agreed by the Relevant Issuer and the Note Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Note Trustee and the Relevant Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Relevant Issuer, the Note Trustee and the Noteholders, and the Relevant Issuer shall give notice to the Noteholders in accordance with Condition 18 (Notices) of such amendments as promptly as practicable following such notification. 8. Definitions In these Conditions: Affiliate means in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls directly or indirectly, that person or any entity, directly or indirectly under common control with that person and, for this purpose, control means control as defined in the Companies Act; Base Index Figure means (subject to Condition 7(b)(i) (Change in base)) the base index figure as specified in the relevant Final Terms; Calculation Date means any date when a payment of interest or, as the case may be, principal falls due; Capital and Reserves means the aggregate of: (i) the amount paid up or credited as paid up on the share capital of the Relevant Issuer; and (ii) the total of the capital, revaluation and revenue reserves of the Group (as defined below), including any share premium account, capital redemption reserve and credit balance on the profit and loss account, but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account, all as shown in the then latest audited consolidated balance sheet and profit and loss account of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 2006, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account of the Relevant Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate; consolidated means in relation to the financial statements and accounts of the Relevant Issuer and/or the Group, those statements and accounts as consolidated under International Financial Reporting Standards, provided that if such consolidated accounts are not prepared, it shall mean the non-consolidated financial statements and accounts of the Relevant Issuer prepared in accordance with generally accepted accounting principles in the United Kingdom; Distribution Licence means an electricity distribution licence granted under section 6(1)(c) of the Electricity Act 1989, as amended from time to time; Group means the Relevant Issuer and, if and to the extent it has any, its Subsidiary Undertakings and “member of the Group” shall be construed accordingly; 107 EU-DOCS\28920910.8

Index or Index Figure means, in relation to any relevant month (as defined in Condition 7(b)(ii) (Delay in publication of Index)), subject as provided in Condition 7(b)(i) (Change in base), either (i) the UK Retail Price Index (RPI) (for all items) published by the Office for National Statistics (January 1987=100) (currently contained in the Monthly Digest of Statistics) or any comparable index which may replace RPI for the purpose of calculating the amount payable on repayment of the Reference Gilt as specified in the relevant Final Terms; (ii) the UK Consumer Price Index (CPI) (for all items) published by the Office for National Statistics (2015=100) or any comparable index which may replace such index for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any); or (iii) the UK Consumer Price Index Including Owner Occupiers' Housing Costs (CPIH) (for all items) published by the Office for National Statistics (2015=100), or any comparable index which may replace such index for the purpose of calculating the amount payable on repayment of the Index Benchmark Gilt (if any).

Where RPI is specified as the Index in the relevant Final Terms, any reference to the Index Figure applicable (IFA) to a particular Calculation Date shall, in the case of (i) above, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), and if "3 months lag" is specified in the relevant Final Terms, be calculated in accordance with the following formula:

$$IFA = RPI_{m-3} + \frac{(Day\ of\ Calculation\ Date - 1)}{(Days\ in\ month\ of\ Calculation\ Date)} x(RPI_{m-2} - RPI_{m-3})$$

and rounded to five decimal places (0.000005 being rounded upwards) and where:

RPIm–3 means the Index Figure for the first day of the month that is three months prior to the month in which the payment falls due; and

RPIm–2 means the Index Figure for the first day of the month that is two months prior to the month in which the payment falls due.

Where RPI is specified as the Index in the relevant Final Terms, any reference to the IFA to a particular Calculation Date shall, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), and if "8 months lag" is specified in the relevant Final Terms, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication.

Where CPI is specified as the Index in the relevant Final Terms, any reference to the IFA to a particular Calculation Date shall, in the case of (ii) above, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), be calculated in accordance with the following formula:

$$IFA = CPI_{m-t} + \frac{(Day\ of\ Calculation\ Date - 1)}{(Days\ in\ month\ of\ Calculation\ Date)} x(CPI_{m-(t-1)} - CPI_{m-t})$$

and rounded to five decimal places (0.000005 being rounded upwards) and where:

CPIm–t means the Index Figure for the first day of the month that is t months prior to the month in which the payment falls due, where the lag period "t" has a value of 2 to 24 as specified in the applicable Final Terms.

Where CPIH is specified as the Index in the relevant Final Terms, any reference to the IFA to a particular Calculation Date shall, in the case of (iii) above, subject as provided in Condition

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7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), be calculated in accordance with the following formula:

$$IFA = CPIH_{m-t} + \frac{(Day\ of\ Calculation\ Date - 1)}{(Days\ in\ month\ of\ Calculation\ Date)} x(CPIH_{m-(t-1)} - CPIH_{m-t})$$

and rounded to five decimal places (0.000005 being rounded upwards) and where:

CPIHm–t means the Index Figure for the first day of the month that is t months prior to the month in which the payment falls due, where the lag period "t" has a value of 2 to 24 as specified in the applicable Final Terms;

Index Linked Interest Notes means Notes with an Interest Basis specified as being Index Linked Interest in the relevant Final Terms;

Index Linked Redemption Notes means Notes with a Redemption Basis specified as being Index Linked Redemption in the relevant Final Terms;

Index Ratio applicable to any Calculation Date means the Index Figure applicable to such date divided by the Base Index Figure;

Indexed Benchmark Gilt means the index-linked sterling obligation of the United Kingdom Government listed on the Official List of the Financial Conduct Authority (in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended) and traded on the London Stock Exchange that is indexed to the same Index as the Notes and whose average maturity most closely matches that of the Notes as the Expert shall determine to be appropriate;

Indexed Notes means Index Linked Interest Notes and Index Linked Redemption Notes;

Limited Index Ratio means (a) in respect of any month prior to the relevant Issue Date, the Index Ratio for that month; (b) in respect of any Limited Indexation Month after the relevant Issue Date, the product of the Limited Indexation Factor for that month and the Limited Index Ratio as previously calculated in respect of the month twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;

Limited Indexation Factor means, in respect of a Limited Indexation Month, the ratio of the Index Figure applicable to that month divided by the Index Figure applicable to the month twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;

Limited Indexation Month means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated;

Limited Indexed Notes means Indexed Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies;

Maximum Indexation Factor means the indexation factor specified as such in the relevant Final Terms;

Minimum Indexation Factor means the indexation factor specified as such in the relevant Final Terms;

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Reference Gilt means the Treasury Stock specified as such in the relevant Final Terms for so long as such stock is in issue, and thereafter such issue of index-linked Treasury Stock determined to be appropriate by a gilt-edged market maker or other adviser selected by the Relevant Issuer and approved by the Note Trustee (an Indexation Adviser); Retained Note Cancellation Date means, in respect of each Series of Notes where Retained Notes are specified as applicable in the relevant Final Terms, the date specified in the Final Terms on or before which the Relevant Issuer must cancel any Retained Notes held by it or on its behalf; Retained Notes means, in respect of each Series of Notes where Retained Notes are specified as applicable in the relevant Final Terms, the principal amount of Notes of such Series purchased by the Relevant Issuer on the issue date of such Notes; Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006; and Subsidiary Undertaking shall have the meaning given to it by section 1162 of the Companies Act 2006 (but, in relation to the Relevant Issuer, shall exclude any undertaking (as defined in section 1161 of the Companies Act 2006) whose accounts are not included in the then latest published audited consolidated accounts of the Relevant Issuer, or (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it had become so on or before that date). 9. Payments and Talons (a) Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 9(f)(v) (Unmatured Coupons and unexchanged Talons)) or Coupons (in the case of interest, save as specified in Condition 9(f)(ii) (Unmatured Coupons and unexchanged Talons)), as the case may be, at the specified office of any Paying Agent outside the United States by transfer to an account denominated in such currency with, a Bank. Bank means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to the TARGET System. (b) Registered Notes: (i) Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below. (ii) Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the day before the due date for payment thereof (the Record Date). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank. (c) Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Relevant Issuer shall have appointed Paying Agents with specified offices outside the United States with the 110 EU-DOCS\28920910.8 reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Relevant Issuer, any adverse tax consequence to the Relevant Issuer. (d) Payments subject to Fiscal Laws: All payments are subject in all cases (i) to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 10 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to Condition 10 (Taxation)) any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. (e) Appointment of Agents: The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuers are listed in the Agency Agreement. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuers and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuers reserve the right at any time with the approval of the Note Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuers shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities, and (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Note Trustee. Notice of any such change or any change of any specified office shall promptly be given to the Noteholders. (f) Unmatured Coupons and unexchanged Talons: (i) Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes (other than Indexed Notes), such Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 11 (Prescription)). (ii) Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note or Indexed Notes, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them. (iii) Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. 111 EU-DOCS\28920910.8

(iv) Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Relevant Issuer may require. (v) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be. (g) Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 11 (Prescription)). (h) Non-Business Days: Subject as provided in the relevant Final Terms, if any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, business day means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currency in the relevant place of presentation in such jurisdiction as shall be specified as Additional Financial Centre(s) in the relevant Final Terms and (in the case of a payment in a currency other than euro), where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which dealings may be carried on in the relevant currency in the principal financial centre of the country of such currency and, in relation to any sum payable in euro, a day on which the TARGET System is open. 10. Taxation All payments of principal and interest by or on behalf of the Relevant Issuer in respect of the Notes, and the Coupons shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Relevant Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon: (a) Other connection: to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note or Coupon; or (b) Lawful avoidance of withholding: to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note (or the Certificate representing it) or Coupon is presented for payment; or 112 EU-DOCS\28920910.8

(c) Presentation more than 30 days after the Relevant Date: presented or surrendered (or in respect of which the Certificate representing it is presented or surrendered) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day. As used in these Conditions, Relevant Date in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) principal shall be deemed to include any premium payable in respect of the Notes, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 (Redemption, Purchase and Options) or any amendment or supplement to it, (ii) interest shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 (Interest and other Calculations) or any amendment or supplement to it and (iii) principal and/or interest shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed. 11. Prescription Claims against the Relevant Issuer for payment in respect of the Notes and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them. 12. Events of Default If any of the following events (Events of Default) occurs and is continuing, the Note Trustee at its discretion may, and if so requested by holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Relevant Issuer that the Notes are, and they shall immediately become, due and payable at their Early Redemption Amount together (if applicable) with accrued interest: (i) Non-Payment: if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of principal and 21 days in the case of interest or, where relevant, the Relevant Issuer, having become obliged to redeem, purchase or procure the purchase of (as the case may be) any Notes pursuant to Condition 6 (Redemption, Purchase and Options) fails to do so within a period of 14 days of having become so obliged; or (ii) Breach of Other Obligations: the Relevant Issuer does not perform, observe or comply with any one or more of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Note Trustee shall have certified to the Relevant Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Note Trustee may in its absolute discretion permit) next following the service by the Note Trustee on the Relevant Issuer of notice requiring the same to be remedied; or (iii) Cross-Acceleration: if (A) any other indebtedness for borrowed money (as defined in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends) but, for the 113 EU-DOCS\28920910.8

purposes of this paragraph (iii), excluding Non-recourse Indebtedness) of the Relevant Issuer or any Principal Subsidiary (as defined below) becomes due and repayable prior to its stated maturity by reason of a default or (B) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (C) the Relevant Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (D) any security given by the Relevant Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this paragraph (iii) has or have occurred equals or exceeds whichever is the greater of £20,000,000 or its equivalent in other currencies (on the basis of the middle spot rate for the relevant currency against pounds sterling as quoted by any leading bank on the day on which this paragraph (iii) applies) and two per cent. of the Capital and Reserves; or (iv) Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any substantial part of the property, assets or revenues of the Relevant Issuer and is not discharged or stayed within 90 days; or (v) Insolvency: the Relevant Issuer is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of its debts generally or a material part of a particular type of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting its debts generally or any part of a particular type of the debts of the Relevant Issuer; or (vi) Winding-up: (A) an administrator or liquidator is appointed in relation to the Relevant Issuer (and, in each case, not discharged within 90 days), or (B) an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Relevant Issuer, or (C) the Relevant Issuer shall apply or petition for a winding-up or administration order in respect of itself or (D) the Relevant Issuer ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case ((A) to (D) inclusive) except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Note Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or (vii) Nationalisation: the seizure, compulsory acquisition, expropriation or nationalisation (whether compulsory or otherwise, of a material part, and whether or not for fair compensation) of all or a material part of the assets of the Relevant Issuer by a Governmental Agency (as defined below); or (viii) Illegality: it is or will become unlawful for the Relevant Issuer to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed, provided that in the case of paragraph (ii) the Note Trustee shall have certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders. 114 EU-DOCS\28920910.8

(ix) Definitions: in this Condition: Excluded Subsidiary means any Subsidiary (as defined in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends)) of the Relevant Issuer: (A) which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset; (B) none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in subparagraph (B)(II). of the definition of Non-recourse Indebtedness below; and (C) which has been designated as such by the Relevant Issuer by written notice to the Note Trustee, provided that the Relevant Issuer may give written notice to the Note Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary. Governmental Agency includes, in relation to a state or supranational organisation, any agency, authority, central bank, department, government, legislature, ministry, official or public person (whether autonomous or not) of, or the government of, that state or supranational organisation. Non-recourse Indebtedness means any indebtedness for borrowed money: (A) which is incurred by an Excluded Subsidiary; or (B) in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than: I. recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from any specific asset or assets over or in respect of which security has been granted in respect of such indebtedness for borrowed money; and/or II. recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over any such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money, provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or 115 EU-DOCS\28920910.8

III. recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available. outstanding means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with the Trust Deed, (b) those that have been redeemed in accordance with these Conditions, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Note Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Notes and Covenant to pay) of the Trust Deed and in the manner provided in the Agency Agreement and remain available for payment against presentation and surrender of Notes, Certificates and/or Coupons, as the case may be in accordance with these Conditions, (d) those that have become void or in respect of which claims have become prescribed, (e) those that have been purchased and cancelled as provided in these Conditions (including those Retained Notes which the Relevant Issuer has elected or is required to surrender for cancellation pursuant to Condition 6(k) (Cancellation)) and notice of the cancellation of which has been given to the Note Trustee, (f) those mutilated or defaced Bearer Notes that have been surrendered or cancelled in exchange for replacement Bearer Notes, (g) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (h) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of this Condition 12 (Events of Default) and Condition 13 (Meetings of Noteholders, Modification, Waiver and Substitution) and Schedule 7 (Provisions for Meetings of Noteholders) of the Trust Deed, (3) the exercise of any discretion, power or authority that the Note Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Note Trustee as to whether an Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the Relevant Issuer and not cancelled (including, for the avoidance of doubt, any Retained Notes for so long as they are held by or on behalf of the Relevant Issuer) shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Note Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN. Principal Subsidiary at any time shall mean each Subsidiary of the Relevant Issuer (in each case not being an Excluded Subsidiary or any other Subsidiary of the Relevant Issuer, as the case may be, whose only indebtedness for borrowed money is Non- recourse Indebtedness): 116 EU-DOCS\28920910.8

(A) whose (a) profits on ordinary activities before tax or (b) gross assets, in each case attributable to the Relevant Issuer represent 20 per cent. or more of the consolidated profits on ordinary activities before tax of the Group or, as the case may be, consolidated gross assets of the Group, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries) and the then latest audited consolidated financial statements of the Group provided that in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Group relate, the reference to the then latest audited consolidated financial statements of the Group for the purposes of the calculation above shall, until consolidated financial statements for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest relevant audited financial statements, adjusted as deemed appropriate by the Auditors; or (B) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Relevant Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B), upon publication of its next audited financial statements (but without prejudice to the provisions of sub-paragraph (A) above) but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary of the Relevant Issuer on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (A) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (B). A certificate by two directors of the Relevant Issuer that, in their opinion, a Subsidiary of the Relevant Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Note Trustee without further enquiry or evidence and the Note Trustee will not be responsible or liable for any loss occasioned by acting on such a certificate and, if relied upon by the Note Trustee, shall be conclusive and binding on all parties, whether or not addressed to each such party. 13. Meetings of Noteholders, Modification, Waiver and Substitution (a) Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders of one or more Series of Notes to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the affected Series of Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing one more than 50 per cent. in nominal amount of the affected Series of Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the affected Series of Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia: (i) to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes; 117 EU-DOCS\28920910.8

(ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes; (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes; (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown in the Final Terms, to reduce any such Minimum and/or Maximum; (v) to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount; (vi) to vary the currency or currencies of payment or denomination of the Notes; (vii) to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Relevant Issuer, whether or not those rights arise under the Trust Deed; or (viii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in nominal amount of the affected Series of Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders. The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of affected Series of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. (b) Modification of the Trust Deed: The Note Trustee may agree, without the consent of the Noteholders or Couponholders, (i) to any modification of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) if in the opinion of the Note Trustee the interests of the Noteholders will not be materially prejudiced thereby, to any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions, or determine that any Event of Default shall not be treated as such. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Note Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable. (c) Substitution: The Note Trustee may agree, subject to the execution of a deed or undertaking supplemental to the Trust Deed in form and manner satisfactory to the Note Trustee and such other conditions as the Note Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of the Relevant Issuer’s successor in business in place of the Relevant Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Note Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, 118 EU-DOCS\28920910.8 the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Note Trustee be materially prejudicial to the interests of the Noteholders. (d) Entitlement of the Note Trustee: In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Note Trustee shall have regard to the interests of the Noteholders (excluding the Relevant Issuer for so long as it holds any Retained Notes) as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Note Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Relevant Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders. (e) Modifications These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series. 14. Enforcement At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraph (ii) of Condition 12 (Events of Default) where the Note Trustee has certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Note Trustee may, at its discretion and without further notice, institute such proceedings against the Relevant Issuer as it may think fit to enforce the terms of the Trust Deed, the Notes and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder or Couponholder may proceed directly against the Relevant Issuer unless the Note Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing. 15. Indemnification of the Note Trustee The Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility. The Note Trustee is entitled to enter into business transactions with the Issuers and any entity related to the Issuers without accounting for any profit. The Note Trustee may rely without liability on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Note Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Note Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuers, the Note Trustee and the Noteholders. 16. Replacement of Notes, Certificates, Coupons and Talons If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Issuing and Paying Agent in London (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Relevant Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in 119 EU-DOCS\28920910.8 connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Relevant Issuer on demand the amount payable by the Relevant Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Relevant Issuer may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued. 17. Further Issues The Relevant Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects save for the Issue Date, Interest Commencement Date and Issue Price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such different terms as the Relevant Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further issues may be constituted by the Trust Deed or any deed supplemental to it. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Note Trustee so decides. 18. Notices Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If in the opinion of the Note Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition. 19. Contracts (Rights of Third Parties) Act 1999 No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999. 20. Governing Law and Jurisdiction (a) Governing Law: The Trust Deed, the Notes, the Coupons and the Talons and any non- contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law. (b) Jurisdiction: The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons (including any non-contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons may be brought in such courts. The Issuers have in the Trust Deed irrevocably submitted to the jurisdiction of such courts. 120 EU-DOCS\28920910.8

121 EU-DOCS\28920910.8

SCHEDULE 5 FORM OF COUPON On the front: [ISSUER] EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]*[•],[•]. [Coupon relating to Note in the nominal amount of [•]]** This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse hereof (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders). [If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]*** ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. [ISSUER] By: [Cp. No.] [Denomination] [ISIN] [Series] [Certif. No.] 122 EU-DOCS\28920910.8

On the back: ISSUING AND PAYING AGENT [•] PAYING AGENT[S] [•] [•] [*Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular interest Payment Date should be specified.] [**Only required for Coupons relating to Floating Rate or Index Linked Interest Notes that are issued in more than one denomination.] [***Delete if Coupons are not to become void upon early redemption of Note.] 123 EU-DOCS\28920910.8

SCHEDULE 6 FORM OF TALON On the front: [ISSUER] EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] [Title of issue] Talon for further Coupons falling due on [the Interest Payment Dates falling in]*[][]. [Talon relating to Note in the nominal amount of [•]]** After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse hereof (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon. If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. [ISSUER] By: [Talon No.] [ISIN] [Series] [Certif. No.] 124 EU-DOCS\28920910.8

On the back: ISSUING AND PAYING AGENT [•] [* The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.] [** Only required where the Series comprises Notes of more than one denomination.] 125 EU-DOCS\28920910.8

SCHEDULE 7 PROVISIONS FOR MEETINGS OF NOTEHOLDERS Interpretation 1. In this Schedule: (a) references to a meeting are to a meeting of Noteholders of one or more Series of Notes issued by the Relevant Issuer and include, unless the context otherwise requires, any adjournment; (b) references to Notes and Noteholders are only to the Notes of the one or more Series in respect of which a meeting has been, or is to be, called, and to the holders of these Notes, respectively; (c) agent means a holder of a voting certificate or a proxy for, or representative of, a Noteholder; (d) block voting instruction means an instruction issued in accordance with paragraphs 8 to 14; (e) Extraordinary Resolution means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast; (f) proxy has the meaning given to it in paragraph 9(f) below; (g) required proportion means the proportion of the Notes shown by the table in paragraph 19 below; (h) voting certificate means a certificate issued in accordance with paragraphs 5, 6, 7 and 14; and (i) references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding. Powers of meetings 2. A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution: (a) to approve proposals relating to reserved matters listed in Condition 13 (Meetings of Noteholders, Modification, Waiver and Substitution); (b) to sanction any proposal by the Relevant Issuer or the Note Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Relevant Issuer, whether or not those rights arise under this Trust Deed; (c) to assent to any modification of this Trust Deed, the Notes, the Talons or the Coupons proposed by the Relevant Issuer or the Note Trustee; (d) to authorise anyone (including the Note Trustee) to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution; 126 EU-DOCS\28920910.8

(e) to give any authority, direction or sanction required to be given by Extraordinary Resolution; (f) to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution; (g) to approve a proposed new Note Trustee and to remove a Note Trustee; (h) (other than as permitted under Clause 15.2 of this Trust Deed) to approve the substitution of any entity for the Relevant Issuer (or any previous substitute) as principal debtor under this Trust Deed; and (i) to discharge or exonerate the Note Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes, the Talons or the Coupons, provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2(b) or 2(h), any of the proposals listed in Condition 13(a) (Meetings of Noteholders) or any amendment to this proviso. Convening a meeting 3. The Relevant Issuer or the Note Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in nominal amount of the Notes of any Series for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses, the Note Trustee shall convene a meeting of the Noteholders of that Series. Every meeting shall be held on a date and at a time and place approved by the Note Trustee. 4. At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders and the Paying Agents in relation to the Bearer Notes and the Registrar in relation to the Registered Notes (with a copy to the Relevant Issuer). A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and the place of meeting and, unless the Note Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable. Arrangements for voting 5. If a holder of a Bearer Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it. 6. A voting certificate shall: (a) be a document in the English language; (b) be dated; (c) specify the meeting concerned and the serial numbers of the Notes deposited; and (d) entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes. 127 EU-DOCS\28920910.8

7. Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either: (a) the meeting has been concluded; or (b) the voting certificate has been surrendered to the Paying Agent. 8. If a holder of a Bearer Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited. 9. A block voting instruction shall: (a) be a document in the English language; (b) be dated; (c) specify the meeting concerned; (d) list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it; (e) certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14; and (f) appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list. A proxy need not be a Noteholder. 10. Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes: (a) it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded; and (b) the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting. 11. If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction. 12. Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Note Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Note Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Note Trustee need not investigate or be concerned with the validity of the proxy’s appointment. 13. A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or 128 EU-DOCS\28920910.8 amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Relevant Issuer or the Note Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting. 14. No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting. 15. (a) A holder of a Registered Note may, by an instrument in writing in the form available from the specified office of a Transfer Agent in the English language executed by or on behalf of the holder and delivered to the Transfer Agent at least 48 hours before the time fixed for a meeting, appoint any person (a proxy) to act on his behalf in connection with that meeting. A proxy need not be a Noteholder. (b) A corporation which holds a Registered Note may by delivering to a Transfer Agent at least 24 hours before the time fixed for a meeting a certified copy of a resolution of its directors or other governing body (with, if it is not in English, a certified translation into English) authorise any person to act as its representative (a “representative”) in connection with that meeting. Chairman 16. The chairman of a meeting shall be such person as the Note Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Relevant Issuer may appoint a chairman. The chairman need not be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting. Attendance 17. The following may attend and speak at a meeting: (a) Noteholders and agents; (b) the chairman; (c) the Relevant Issuer and the Note Trustee (through their respective representatives) and their respective financial and legal advisers; (d) the Dealers and their advisers; (e) any other person approved by the meeting or the Note Trustee; and (f) in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Issuing and Paying Agent. No-one else may attend or speak. Quorum and Adjournment 18. No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Relevant Issuer and the Note Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as 129 EU-DOCS\28920910.8 the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 19. Two (or in the case of an adjourned meeting one) or more Noteholders or agents present in person shall be a quorum provided, however, that, so long as at least the required proportion of the aggregate principal amount of the outstanding Notes is represented by, in the case of Bearer Notes, the Global Notes or, in the case of Registered Notes, the Global Certificates or a single Certificate, in the context of Registered Notes, an agent appointed in relation thereto or a Noteholder of the Notes represented thereby shall be deemed to be two voters (or in the case of an adjourned meeting, one voter) for the purpose of forming a quorum: (a) in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent; and (b) in any other case, only if they represent, in nominal amount of the affected Series of Notes for the time being outstanding, the proportion of the Notes shown by the table below. COLUMN 1 COLUMN 2 COLUMN 3 Purpose of meeting Any meeting except one Meeting previously referred to in column 3 adjourned through want of a quorum Required proportion Required proportion To pass a special quorum 75 per cent. 25 per cent. resolution To pass any other One more than 50 per cent. No minimum proportion Extraordinary Resolution Any other purpose One more than 10 per cent. No minimum proportion 20. The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18. 21. At least ten days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting. Voting 22. Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Relevant Issuer, the Note Trustee or one or more persons holding one or more Notes or voting certificates representing 2 per cent. of the Notes. 23. Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it. 130 EU-DOCS\28920910.8

24. If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded. 25. A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once. 26. On a show of hands every person who is present in person and who produces a Bearer Note, a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way. 27. In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have. Effect and Publication of an Extraordinary Resolution 28. An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Relevant Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders and, in relation to Bearer Notes, to the Paying Agents, and in relation to Registered Notes, to the Registrar within 14 days but failure to do so shall not invalidate the resolution. Minutes 29. Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Unless and until the contrary is proved, every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted. Written Resolutions 30. A written resolution signed by the holders of not less than 75 per cent., in nominal amount of the Notes outstanding shall take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. Note Trustee’s Power to Prescribe Regulations 31. Subject to all other provisions in this Trust Deed the Note Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Note Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so. 131 EU-DOCS\28920910.8

32. The foregoing provisions of this Schedule shall have effect subject to the following provisions: (a) Meetings of Noteholders of separate Series will normally be held separately. However, the Note Trustee may from time to time determine that meetings of Noteholders of separate Series shall be held together. (b) A resolution that in the opinion of the Note Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Noteholders of the Series concerned. (c) A resolution that in the opinion of the Note Trustee affects the Noteholders of more than one Series but does not give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Noteholders of the relevant Series provided that for the purposes of determining the votes a Noteholder is entitled to cast pursuant to paragraph 26, each Noteholder shall have one vote in respect of each £1,000 nominal amount of Notes held, converted, if such Notes are not denominated in sterling, in accordance with Subclause 11.16 (Currency Conversion). (d) A resolution that in the opinion of the Note Trustee affects the Noteholders of more than one Series and gives or may give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Noteholders of the relevant Series. (e) To all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and to Noteholders were references to the Notes and Noteholders of the Series concerned. THIS DEED is delivered on the date stated at the beginning. 132 EU-DOCS\28920910.8

Signatories WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC EXECUTED as a deed by WESTERN POWER ) DISTRIBUTION (EAST MIDLANDS) PLC ) acting by ) ........................................................... and ) Director ............................................................ Director/Secretary WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC EXECUTED as a deed by WESTERN POWER ) DISTRIBUTION (SOUTH WALES) PLC ) acting by ) ........................................................... and ) Director ............................................................ Director/Secretary WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC EXECUTED as a deed by WESTERN POWER ) DISTRIBUTION (SOUTH WEST) PLC ) acting by ) ........................................................... and ) Director ............................................................ Director/Secretary [Signature Page to the Amended and Restated Trust Deed]

WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC EXECUTED as a deed by WESTERN POWER ) DISTRIBUTION (WEST MIDLANDS) PLC ) acting by ) ........................................................... and ) Director ............................................................ Director/Secretary [Signature Page to the Amended and Restated Trust Deed]

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED Signed as a deed by ____________________ as authorised signatory for HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED in the presence of: ______________________________ ______________________________ Signature of witness ______________________________ Name of witness ______________________________Address of witness ______________________________ ______________________________ ______________________________ Occupation of witness [Signature Page to the Amended and Restated Trust Deed]